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Exhibit 3.81

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Industry Canada	Industrie Canada
		FORM 4	FORMULE 4
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	ARTICLES OF AMENDMENT (SECTION 27 OR 177)	CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

1- Name of the Corporation - Dénomination sociale de la société	2- Corporation No. - No de la société
Cascades Boxboard Group Inc. / Cascades Groupe Carton Plat Inc.	384894-9

3- The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

Schedule 1 to the Certificate and the Articles of Amalgamation of the Corporation dated December 31, 2000 is replaced by the annexed Schedule 1 forming an integral part thereof.

Date	Signature	4 - Capacity of - En qualité de
November 19, 2002		Authorized Officer

For Departmental Use Only À l'usage du moul ministère seulement	Printed Name - Nom en lettres moulées	[LOGO] Canada

Filed Déposée	Miranda Melfi

SCHEDULE 1

DESCRIPTION OF SHARE CAPITAL

        The Corporation is authorized to issue an unlimited number of common shares (the "Common Shares"), 2,700,000 Class A Preferred Shares (the "Class A Preferred Shares") and 4,300,000 Class B Preferred Shares (the "Class B Preferred Shares"), all without par value.

1      COMMON SHARES

        Subject to the rights, privileges, conditions and restrictions attached to the shares of other classes, the Common Shares shall carry the following rights:

        1.1    Voting right.    Holders of Common Shares shall have the right to receive notice of any meeting of shareholders of the Corporation, to attend such meeting and to vote thereat on the basis of one vote per Common Share held.

        1.2    Dividend.    Holders of Common Shares shall have the right to receive any dividend declared by the Corporation.

        1.3    Remaining property.    Upon the winding-up of the Corporation, holders of Common Shares shall have the right to share the remaining property of the Corporation.

2      CLASS A PREFERRED SHARES

        The Class A Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

        2.1    Definitions.    In this Section 2 setting out the rights, privileges and conditions attached to the Class A Preferred Shares, the following words and phrases shall have the following meanings:

          2.1.1    "Accrued Redemption Amount"    of a Class A Preferred Share means the Redemption Amount of a Class A Preferred Share plus an amount equal to all dividends declared or accrued thereon up to and including the immediately preceding Dividend Payment Date which were not paid on or before such immediately preceding Dividend Payment Date (if any);

          2.1.2    "Act"    means the Canada Business Corporations Act, as amended from time to time;

          2.1.3    "Business Day"    means a day other than a Saturday, Sunday or any other day treated as a holiday in the municipality in Canada in which the Corporation's registered office is then situated;

          2.1.4    "Dividend Payment Date"    means the first day of March, June, September and December in each year;

          2.1.5    "Holder"    in respect of any Class A Preferred Share means the registered holder thereof;

          2.1.6    "Paperboard Past-Accrued Dividends"    means the dividends referred to in Section 2.3;

          2.1.7    "Redemption Amount"    of a Class A Preferred Share means $25 per Class A Preferred Share;

          2.1.8    "Redemption Price"    of a Class A Preferred Share means the Redemption Amount of a Class A Preferred Share plus an amount equal to all dividends which have at the relevant time been declared or accrued thereon but which have not then been paid (if any);

          2.1.9    "Regular Dividends"    means the dividends referred to in Section 2.4; and

          2.1.10    "Retraction Dates"    means the dates specified in Section 2.8.1 on which the Class A Preferred Shares are redeemable at the option of the Holder.

        If any day on which any dividend on the Class A Preferred Shares is payable on or by which any other action is required to be taken hereunder is not a Business Day, then such dividends shall be payable or such other action shall be required to be taken on the next succeeding day that is a Business Day.

        2.2    Priority.    The Class A Preferred Shares shall be entitled to preference over the Class B Preferred Shares, the Common Shares and any other shares issued by the Corporation ranking junior to the Class A Preferred Shares with respect to the payment of dividends and the distribution of assets of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

        2.3    Accrued Dividends.    The Class A Preferred Shares shall carry, and be deemed to have carried, a right to accrued dividends in an aggregate amount of $5,929,976, representing the amount of the accrued dividends payable pursuant to the Articles of Amendment of Cascades Paperboard International Inc. dated December 1, 1992, as amended, unpaid and outstanding as of the date of the Corporation's Certificate of Amalgamation dated December 31, 2000 (the "Paperboard Past-Accrued Dividends"). Said Paperboard Past-Accrued Dividends shall be payable, rateably amongst the holders thereof, and concurrently with the redemption of Class A Preferred Shares provided pursuant to Section 2.8.1 of these Articles of Amendment as follows:

(a)	on November 30, 2001	$2,496,832;
(b)	on November 30, 2002	$2,496,832;	and
(c)	on November 30, 2003	$936,312.

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        2.4    Regular Dividends.

          2.4.1 Regular Dividends on the Class A Preferred Shares shall also accrue on a day-to-day basis at the rate of 5% per annum (calculated by reference to the Accrued Redemption Amount) from and including December 1, 2000 and shall be payable on each Dividend Payment Date to the Holders of record at the close of business on the tenth Business Day preceding such Dividend Payment Date. Accordingly, on each Dividend Payment Date, the Holders of the Class A Preferred Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors out of monies of the Corporation properly applicable to the payment of dividends, fixed cumulative preferential cash dividends in the amount per Class A Preferred Share equal to 1.25% of the Accrued Redemption Amount for such Dividend Payment Date ("Regular Dividends"), the first of such regular dividends to become payable on March 1, 2001.

          2.4.2 For the purposes of calculating an amount measured by reference to accrued but unpaid Regular Dividends, the amount of any accrued but unpaid dividend in respect of any Class A Preferred Share from the immediately preceding Dividend Payment Date to any particular date shall be an amount equal to 1.25 per cent of the Accrued Redemption Amount on the date of calculation multiplied by a fraction the numerator of which is the number of days from and including such Dividend Payment Date to but excluding such particular date and the denominator of which is the number of days from and including such Dividend Payment Date to but excluding the next succeeding Dividend Payment Date.

          2.4.3 The Regular Dividend payable on any Dividend Payment Date to any Holder of Class A Preferred Shares shall be calculated by multiplying the amount of the Regular Dividend payable on such date on each such share then held by such Holder by the total number of Class A Preferred Shares so held by such Holder and rounding to the nearest $0.01. The board of directors of the Corporation shall be entitled to declare part of the preferential cumulative cash Regular Dividend for any fiscal year notwithstanding that such Regular Dividend for such fiscal year may not be declared in full, but for greater certainty no dividend shall be declared or set aside or paid on the Common Shares, Class B Preferred Shares or any shares ranking junior to the Class A Preferred Shares unless and until all preferential cumulative cash Regular Dividends on the Class A Preferred Shares have been duly declared and paid.

          2.4.4 Regular Dividends shall be paid by cheque drawn on the Corporation's bankers or one of them and payable at par at any branch in Canada of such bank or by electronic funds transfer to a bank account specified by the Holder of shares in respect of which the Regular Dividend has been declared. Any such cheque shall be mailed at least three Business Days before the applicable Dividend Payment Date and any electronic funds transfer shall take place before 12:00 noon (Toronto time). The mailing of such cheques or the crediting of the bank account as aforesaid shall satisfy and discharge all liability for such Regular Dividends to the extent of the sums represented thereby, unless, in the case of cheques, such cheques are not paid on due presentation. If on any Dividend Payment Date Regular Dividends payable on such date are not paid in full on all the Class A Preferred Shares then issued and outstanding, such Regular Dividends or the unpaid part thereof shall be paid on a subsequent date or dates as determined by the directors. The Holders of the Class A Preferred Shares shall not be entitled to any dividends other than or in excess of the cash Regular Dividends herein provided for and the

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  Paperboard Past-Accrued Dividends. A Regular Dividend which is represented by a cheque which has not been presented for payment within 6 years after such cheque was issued or that otherwise remains unclaimed for a period of 6 years from the date on which the Regular Dividend was declared to be payable and set apart for payment shall be forfeited to the Corporation.

        2.5    Dissolution.    In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Holders of the Class A Preferred Shares shall be entitled to receive from the assets and property of the Corporation an amount equal to the Redemption Price for each Class A Preferred Shares held by them before any amount shall be paid or any assets or property of the Corporation distributed to the holders of Class B Preferred Shares, Common Shares or any other shares issued by the Corporation ranking junior to the Class A Preferred Shares. Upon payment of the amount so payable to them, the Holders of Class A Preferred Shares shall not be entitled to share in any further distributions of assets of the Corporation.

        2.6    Voting rights.

          2.6.1 Except as otherwise provided herein or by the Act, the Holders of Class A Preferred Shares shall not be entitled as such to receive notice of or to attend or to vote at any meeting of shareholders of the Corporation. In the event that the Corporation fails to declare in full six quarterly Regular Dividends on the Class A Preferred Shares, whether or not consecutive, or fails to pay six quarterly Regular Dividends on the Class A Preferred Shares, whether or not consecutive, the Holders of the Class A Preferred Shares shall have the right to receive notice of and to attend each meeting of shareholders of the Corporation at which members of the board of directors are to be elected and which takes place more than 30 days after the date on which the failure first occurs (other than a separate meeting of the holders of another series or class of shares) and such Holders shall also have the right, at any such meeting, voting separately from the holders of the Common Shares, to elect three out of the total number of directors of the Corporation, each Class A Preferred Share entitling the Holder thereof to one vote for such purpose, until all arrears of such Regular Dividends on the Class A Preferred Shares shall have been declared and paid whereupon such rights shall cease unless and until the same shall arise again under the provisions of this Section 2.6 and so on from time to time. The right of the Holders of the Class A Preferred Shares to elect three directors of the Corporation shall not apply at any such meeting if or to the extent that three directors of the Corporation whose terms of office do not expire at the meeting have been previously elected to the board of directors by votes cast by the Holders of the Class A Preferred Shares in accordance with this Section 2.6.1. Nothing contained herein shall entitle the Holders of the Class A Preferred Shares to any voting rights other than for the election of three directors of the Corporation as herein expressly provided.

          2.6.2 Notwithstanding anything contained in the articles or by-laws of the Corporation, the term of office of all persons who are directors of the Corporation at any time when the right to elect directors shall accrue to the Holders of the Class A Preferred Shares as provided in this Section, or who may be appointed as directors after such rights shall have accrued and before a meeting of shareholders shall have been held for the purpose of electing

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  directors, shall terminate upon the election of new directors at the next annual meeting of shareholders or at a special meeting of shareholders which may be held for the purpose of electing directors at any time after the accrual of such right to elect directors.

          2.6.3 Any meeting of the shareholders for the purpose of electing directors at which the Holders of the Class A Preferred Shares are entitled to vote may be held upon not less than 21 days' written notice to the Holders of the Class A Preferred Shares. Any such meeting shall be called by the secretary of the Corporation upon the written request of the registered Holders of at least 10 per cent of the then issued and outstanding Class A Preferred Shares and in default of the calling of such meeting by the secretary within 5 days after the making of such request, such meeting may be called by any registered Holder of Class A Preferred Shares.

          2.6.4 Any vacancy occurring among the directors elected by the Holders of Class A Preferred Shares in accordance with the provisions of these articles may be filled by the board of directors of the Corporation with the consent and approval of the remaining director or directors, as the case may be, elected by the Holders of Class A Preferred Shares, or if there be no such remaining director or directors, as the case may be, the board of directors of the Corporation may elect a nominee or nominees of Class A Preferred Shares to fill the vacancy or vacancies. Whether or not such vacancies are so filled by the board of directors, the registered Holders of at least 10 per cent of the then issued and outstanding Class A Preferred Shares shall have the right to require the secretary of the Corporation to call a meeting of the Holders of Class A Preferred Shares for the purpose of filing the vacancies or replacing all or any of the persons filing such vacancies who have been appointed by the board of directors of the Corporation and the foregoing provisions of this Section 2.6 shall apply in respect of the calling of such meeting.

          2.6.5 Notwithstanding anything contained in the articles or by-laws of the Corporation, upon any termination of the right of the Holders of the Class A Preferred Shares to elect directors as provided in this Section, the term of office of the directors elected or appointed by the Holders of the Class A Preferred Shares shall terminate and the vacancies thereby created may be filled by the remaining directors.

        2.7    Redemption by the Corporation.

          2.7.1 Subject to the provisions of the Act, the Corporation may from time to time at its option upon giving notice or upon the waiver of such notice, as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Class A Preferred Shares, on payment for each share to be redeemed of the Redemption Price therefor.

          2.7.2 Subject to the provisions of the Act, all Class A Preferred Shares issued and outstanding on November 30, 2006 shall be redeemed by the Corporation on that date.

          2.7.3 In the case of any redemption of Class A Preferred Shares, unless all the Holders of the Class A Preferred Shares to be redeemed shall have waived notice of such redemption by a written waiver specifying the date on which such redemption is to take place, the Corporation shall, at least 30 days before the date fixed for redemption, mail to each person who, at the date of mailing, is a Holder of Class A Preferred Shares to be redeemed, a notice in writing of the redemption by the Corporation of such Class A Preferred Shares. Such notice

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  shall be mailed by registered letter, postage prepaid, addressed to each such Holder at its address as it appears on the books of the Corporation or, in the event of the address of any such Holder not so appearing, then to the last address of such Holder known to the Corporation; provided, however, that accidental failure or omission in giving such notice to one or more such Holders shall not affect the validity of such redemption. Such notice shall also set out the Redemption Price of Class A Preferred Shares and the date on which redemption is to take place and, if part only of the Class A Preferred Shares held by the person to whom it is addressed is to be redeemed, the number thereof to be redeemed.

          2.7.4 On the date so specified for redemption in any notice of redemption or waiver of notice, as the case may be, as referred to in Section 2.7.3 above, the Corporation shall pay or cause to be paid to or to the order of the Holders of the Class A Preferred Shares to be redeemed the Redemption Price therefor on presentation and surrender of the certificates representing the Class A Preferred Shares so called for redemption at the registered office of the Corporation, the head office of the transfer agent for the Class A Preferred Shares or any other place or places in Canada designated in such notice. Such payment shall be made by cheque payable in lawful money of Canada at par at any branch in Canada of one of the Corporation's bankers for the time being.

          2.7.5 In case a part only of the Class A Preferred Shares is at any time to be redeemed, the shares to be redeemed shall, unless the Holders of the Class A Preferred Shares otherwise unanimously agree in writing in respect of a particular redemption, be redeemed pro rata, disregarding fractions, and the directors of the Corporation may provide for such adjustments as may be necessary to avoid the redemption of fractional shares. If a part only of the Class A Preferred Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

          2.7.6 From and after the date specified for redemption in any notice of redemption or waiver of notice, as the case may be, as referred to in Section 2.7.3 above, Class A Preferred Shares called for redemption shall cease to be entitled to Regular Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Price of the Class A Preferred Shares shall not be made upon presentation of the certificates in accordance with the foregoing provisions, in which case the rights of the Holders shall remain unaffected.

          2.7.7 The Corporation shall have the right and in the case of a redemption pursuant to Section 2.7.2 shall be required, at any time after the mailing of notice of its intention to redeem any Class A Preferred Shares or the obtaining of the waiver referred to in Section 2.7.3 above, to deposit the Redemption Price of the Class A Preferred Shares so called for redemption or such of the said shares represented by certificates which have not at the date of such deposit been surrendered by the Holders thereof in connection with such redemption, to a special account at any chartered bank or trust company in Canada named in such notice to be paid without interest to or to the order of the respective Holders of such Class A Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same, and upon such deposit being made or upon the date specified for redemption in such notice or waiver, whichever is the later, the Class A Preferred Shares in respect of which such deposit shall have been made shall be redeemed and the rights of the

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  Holders thereof after such deposit or redemption date, as the case may be, shall be limited to receiving, without interest, their proportionate part of the total Redemption Price of the Class A Preferred Shares so deposited against presentation and surrender of the said certificates held by them respectively. Any interest allowed on such deposit or deposits shall belong to the Corporation.

          2.7.8 If the Corporation is not permitted to redeem all of the Class A Preferred Shares eligible for redemption pursuant to the mandatory redemption requirement provided in Section 2.7.2 by virtue of the provisions of the Act, then subject to Section 2.11, the Corporation shall redeem only the maximum number of Class A Preferred Shares which the directors of the Corporation determine the Corporation is then permitted to redeem. Such redemption will be made pro rata (disregarding fractions of shares) according to the number of Class A Preferred Shares eligible for redemption. The Corporation shall pay the Redemption Price to each Holder of Class A Preferred Shares which tendered its shares for redemption in accordance with Section 2.7.4 and shall deposit in accordance with Section 2.7.7 the Redemption Price in respect of Holders who did not tender their share certificates. The Corporation shall issue and deliver to each Holder whose Class A Preferred Shares have not been redeemed in full a new share certificate, at the expense of the Corporation, representing the Class A Preferred Shares not redeemed by the Corporation.

          2.7.9 If the Corporation fails to redeem, because of the provisions of the Act, all of the Class A Preferred Shares duly tendered pursuant to the mandatory redemption requirement provided in Section 2.7.2 that were then eligible for redemption, then subject to Section 2.11, the Corporation shall redeem on each Dividend Payment Date thereafter the lesser of (i) the number of Class A Preferred Shares issued and outstanding and (ii) the number of Class A Preferred Shares which the directors of the Corporation determine the Corporation is then permitted to redeem as selected pro rata from each Holder of Class A Preferred Shares on the basis of the number of Class A Preferred Shares eligible for redemption. The Corporation shall advise Holders of Class A Preferred Shares of this mandatory redemption requirement at least 30 days and no more than 45 days prior to the Dividend Payment Date and shall make payment to Holders of Class A Preferred Shares which tender in accordance with Section 2.7.4 and shall deposit in accordance with Section 2.7.7 the Redemption Price payable to Holders who did not tender their share certificates. The Corporation shall issue and deliver to a Holder whose Class A Preferred Shares have not been redeemed in full a new share certificate, at the expense of the Corporation, representing the Class A Preferred Shares not redeemed by the Corporation.

        2.8    Redemption at the Option of the Holders of Class A Preferred Shares.

          2.8.1 Subject to the provisions of the Act, the Holders of Class A Preferred Shares may, at their option and in the manner hereinafter provided, require the Corporation to redeem up to that number of Class A Preferred Shares, set forth in the following table in respect of each Retraction Date, upon payment of the Redemption Price for each share to be redeemed provided that, on each Retraction Date of 2001, 2002 and 2003, the Corporation shall pay, concurrently with the Redemption Amount and any unpaid declared or accrued Regular Dividends then payable, that portion of the Paperboard Past-Accrued Dividends relating thereto, as specified in the following table. The following table illustrates, on the basis of the Redemption Amount and the Paperboard Past-Accrued Dividend amounts (and not taking into account any

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  Regular Dividends which have, at the relevant Retraction Date, been declared or are accrued on the Class A Preferred Shares to be redeemed but which have not then been paid (if any)), for each Retraction Date: (i) the maximum number of Class A Preferred Shares redeemable, (ii) the corresponding yearly maximum total Redemption Amount, (iii) the Paperboard Past-Accrued Dividends on Class A Preferred Shares to be paid pursuant to Section 2.3; (iv) the corresponding total yearly maximum Redemption Price (as adjusted and not taking into account any Regular Dividends which have, at the relevant Retraction Date, been declared or are accrued on the Class A Preferred Shares to be redeemed but which have not then been paid (if any)); (v) the cumulative number of Class A Preferred Shares redeemable; and (vi) the total cumulative Redemption Price (as adjusted and not taking into account any Regular Dividends which have, at the relevant Retraction Date, been declared or are accrued on the Class A Preferred Shares to be redeemed but which have not then been paid (if any)). For more certainty, at each Retraction Date, the Corporation may be required to redeem that number of Class A Preferred Shares equal to the number of outstanding Class A Preferred Shares eligible for but not tendered for redemption on any preceding Retraction Date plus the corresponding number of Class A Preferred Shares redeemable on such Retraction Date.

Retraction Dates	Number of Shares Redeemable	Yearly Total Redemption Amount	Total Paperboard Past-Accrued Dividends Payable	Yearly Total Redemption Price (as adjusted)	Cumulative Total Number of Shares Redeemable	Cumulative Total Redemption Price (as adjusted)
November 30, 2001	300,127	$7,503,175	$2,496,832	$10,000,007	300,127	$10,000,007
November 30, 2002	300,127	7,503,175	2,496,832	10,000,007	600,254	20,000,014
November 30, 2003	362,548	9,063,700	936,312	10,000,012	962,802	30,000,026
November 30, 2004	580,000	14,500,000	—	14,500,000	1,542,802	44,500,026
November 30, 2005	580,000	14,500,000	—	14,500,000	2,122,801	59,000,026
November 30, 2006	577,198	14,429,950	—	14,429,950	2,700,000	73,429,976

          2.8.2 The Corporation shall on or before October 31 of each year in which Class A Preferred Shares are redeemable at the option of the Holder mail or deliver to each Holder of Class A Preferred Shares, a notice in writing stating the total number of Class A Preferred Shares that may be redeemed pursuant to Section 2.8.1 in that year and the place or places within Canada at which Holders of Class A Preferred Shares may present and surrender their shares for redemption and the date provided for in Section 2.8.3 by which Holders of Class A Preferred Shares must present and surrender their shares for redemption if they wish such shares redeemed.

          2.8.3 A Holder of shares wishing to have such shares redeemed shall tender to the Corporation at its registered office or at the head office of the transfer agent for the Class A Preferred Shares at least ten days prior to the Retraction Date a request in writing specifying (i) that such Holder desires to have the whole or any part of the Class A Preferred Shares registered in such Holder's name redeemed by the Corporation and (ii) the Retraction Date, together with the share certificate, if any, representing the Class A Preferred Shares which the registered Holder desires to have the Corporation redeem.

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          2.8.4 In the event that more Class A Preferred Shares are tendered for redemption than are eligible for redemption pursuant to Section 2.8.1 hereof, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, and the directors of the Corporation may provide for such adjustments as may be necessary to avoid the redemption of fractional shares. If a part only of the Class A Preferred Shares represented by any certificate shall be redeemed, then a new certificate for the balance shall be issued at the expense of the Corporation.

          2.8.5 If the Corporation is not permitted to redeem all of the Class A Preferred Shares duly tendered pursuant to the optional redemption right provided in this Section 2.8 by virtue of the provisions of the Act, the Corporation shall redeem only the maximum number of Class A Preferred Shares which the directors of the Corporation determine the Corporation is then permitted to redeem. Such redemption will be made pro rata (disregarding fractions of shares) from each Holder of tendered Class A Preferred Shares according to the number of Class A Preferred Shares tendered for redemption by each such Holder and the Corporation shall issue and deliver to each such Holder a new share certificate, at the expense of the Corporation, representing the Class A Preferred Shares not redeemed by the Corporation.

          2.8.6 If the Corporation fails to redeem, because of the provisions of the Act, all of the Class A Preferred Shares duly tendered pursuant to the optional redemption right provided for in this Section 2.8 that were then eligible for redemption, then the Corporation shall redeem on each Dividend Payment Date thereafter from the Class A Preferred Shares tendered by the Holders thereof on or before the 10th day preceding such Dividend Payment Date for redemption in the same manner as set forth in Section 2.8.3, the lesser of (i) the number of Class A Preferred Shares so tendered and (ii) the number of Class A Preferred Shares which the directors of the Corporation determine the Corporation is then permitted to redeem as selected pro rata from each Holder of Class A Preferred Shares so tendered according to the number of Class A Preferred Shares so tendered by each such Holder. The Corporation shall be under no obligation to give any notice to the Holders of Class A Preferred Shares in respect of the redemptions provided for in this Section 2.8.6.

          2.8.7 Upon receipt of a request for redemption and share certificates, the Corporation shall, on the Retraction Date or Dividend Payment Date, as the case may be, redeem the number of shares to be redeemed determined in accordance with this Section 2.8 by paying to such Holder the amount per share provided in Section 2.8.1. Such payment shall be made by cheque payable in lawful money of Canada at par at any branch in Canada of one of the Corporation's bankers for the time being.

          2.8.8 All Class A Preferred Shares tendered for redemption and required to be redeemed in accordance with this Section 2.8 shall be redeemed on the Retraction Date or on the Dividend Payment Date, as the case may be, and after payment for such shares in accordance with Section 2.8.1, such shares shall cease to be entitled to Regular Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, unless payment is not made on the Retraction Date or Dividend Payment Date, as the case may be, in which case the rights of the Holders of such shares shall remain unaffected.

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          2.8.9 The number of Class A Preferred Shares shall not be subdivided or consolidated or otherwise changed into a greater or lesser number unless, contemporaneously therewith, the numbers of Class A Preferred Shares which the Corporation may be required to redeem in accordance with this Section 2.8 are subdivided, consolidated, or otherwise changed in the same proportion and in the same manner.

        2.9    No Other Purchases.    Except as permitted under Sections 2.7 and 2.8 of this Section 2 of the articles, the Corporation shall not purchase or otherwise acquire any Class A Preferred Shares without first obtaining the prior written consent of all Holders of the Class A Preferred Shares to such purchase or acquisition.

        2.10    Restrictions on Creation of Shares.    No shares of a class ranking prior to or on a parity with the Class A Preferred Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up of its affairs may be created without the approval of the Holders of the Class A Preferred Shares voting separately as a class given in accordance with Section 2.12 thereof.

        2.11    Amendment.    Subject to any provisions in these articles requiring a higher level of approval for any deletions, variations, modifications, amendments or amplifications to the provisions attaching to the Class A Preferred Shares, the provisions attaching to the Class A Preferred Shares may only be deleted, varied, modified, amended or amplified with the prior approval of the Holders of the Class A Preferred Shares voting separately as a class given in accordance with Section 2.12.

        2.12    Approval of Holders of Preferred Shares.    Subject to any provisions in these articles requiring a higher level of approval for the Holders of the Class A Preferred Shares, the approval of the Holders of the Class A Preferred Shares as to any and all matters referred to herein may be given as specified below:

          2.12.1 Any approval required or permitted to be given by the Holders of the Class A Preferred Shares shall be deemed to have been sufficiently given if it shall have been given in writing by the Holders of at least 66 2/3% of the outstanding Class A Preferred Shares or by resolution passed at a meeting of Holders of Class A Preferred Shares duly called and held upon not less than 21 days' notice at which the Holders of at least a majority of the outstanding Class A Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than 66 2/3% of the votes cast at such meeting, in addition to any other consent or approval required by the Act. If at any such meeting the Holders of a majority of the outstanding Class A Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and at such time and place as may be designated by the chairman, and not less than 10 days' written notice shall be given of such adjourned meeting. At such adjourned meeting the Holders of Class A Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast at such meeting shall constitute the approval of the Holders of the Class A Preferred Shares.

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          2.12.2 On every poll taken at any such meeting every Holder of Class A Preferred Shares shall be entitled to one vote in respect of each Class A Preferred Shares it holds. Subject to the foregoing, the formalities to be observed in respect of the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders.

        2.13    Notices and Interpretation

          2.13.1 Subject to Section 2.13.2, and except where otherwise expressly provided for herein, any notice, cheque or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by ordinary unregistered mail, postage pre-paid or, in the case of a notice of redemption, by pre-paid registered mail, to the Holders of the Class A Preferred Shares at their respective addresses appearing on the books of the Corporation, or, in the event of the address of any of such Holders not so appearing, then at the last address of such Holder known to the Corporation. Accidental failure to give any such notice or other communication to one or more Holders of the Class A Preferred Shares shall not affect the validity of the notices or other communications properly given or any action taken pursuant to such notice or other communication but, upon such failure being discovered, the notice or other communication, as the case may be, shall be sent forthwith to such Holder or Holders.

          2.13.2 If there exists any actual or apprehended disruption of mail services in any jurisdiction in which there are Holders of Class A Preferred Shares whose addresses appear on the books of the Corporation to be in such jurisdiction, notice may (but need not) be given to the Holders in such jurisdiction by means of publication once in each of two successive weeks in a newspaper of general circulation published or distributed in the jurisdiction or if the Corporation maintains a register of transfers for the Class A Preferred Shares in such jurisdiction, then in the city in such jurisdiction where the register of transfers is maintained. Notice given by publication shall be deemed for all purposes to be proper notice.

          2.13.3 Notice given by mail shall be deemed to be given on the day upon which it is mailed unless on the day of or the day following such mailing an actual disruption of mail services has occurred in the jurisdiction in or to which such notice is mailed. Notice given by publication shall be deemed to be given on the day on which the first publication is completed in any city in which notice is published.

3      CLASS B PREFERRED SHARES

        The Class B Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

        3.1    Definitions.    In this Section 3 setting out the rights, privileges and conditions attaching to the Class B Preferred Shares, the following words and phrases shall have the following meanings:

          3.1.1    "Accrued Redemption Amount"    of a Class B Preferred Share means the Redemption Amount of a Class B Preferred Share plus an amount equal to all dividends declared or accrued thereon up to and including the immediately preceding Dividend Payment Date which were not paid on or before such immediately preceding Dividend Payment Date (if any);

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          3.1.2    "Act"    means the Canada Business Corporations Act, as amended from time to time;

          3.1.3    "Business Day"    means a day other than a Saturday, Sunday or any other day treated as a holiday in the municipality in Canada in which the Corporation's registered office is then situated;

          3.1.4    "Conversion Rate"    at any time means the number of Common Shares into which one Class B Preferred Share may be converted at such time in accordance with the provisions of Section 3.7 hereof;

          3.1.5    "Dividend Payment Date"    means the first day of March, June, September and December in each year;

          3.1.6    "Holder"    in respect of any Class B Preferred Share means the registered holder thereof;

          3.1.7    "Redemption Amount"    of a Class B Preferred Share means $25.00 per Class B Preferred Share;

          3.1.8    "Redemption Price"    of a Class B Preferred Share means the Redemption Amount of a Class B Preferred Share plus an amount equal to all dividends which have at the relevant time been declared or accrued thereon but which have not then been paid (if any);

        If any day on which any dividend on the Class B Preferred Shares is payable on or by which any other action is required to be taken hereunder is not a Business Day, then such dividends shall be payable or such other action shall be required to be taken on the next succeeding day that is a Business Day.

        3.2    Rank.    The Class B Preferred Shares shall be entitled to preference over the Common Shares and any other shares issued by the Corporation ranking junior to the Class B Preferred Shares with respect to the payment of dividends. The Class B Preferred Shares shall rank pari passu with the Common Shares with respect to the distribution of assets of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs. The Class B Preferred Shares shall rank junior to the Class A Preferred Shares with respect to the payment of dividends and the distribution of assets of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

        3.3    Dividends.

          3.3.1 On each Dividend Payment Date, the Holders of the Class B Preferred Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors out of moneys of the Corporation properly applicable to the payment of dividends, fixed cumulative preferential cash dividends in an amount per Class B Preferred Share equal to 0.25 per cent of the Accrued Redemption Amount for such Dividend Payment Date, the

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  first of such dividends to become payable on March 1, 2001. Dividends on the Class B Preferred Shares shall accrue on a day-to-day basis from and including December 1, 2000 and shall be payable on each Dividend Payment Date to the Holders of record at the close of business on the tenth Business Day preceding such Dividend Payment Date.

          3.3.2 For the purposes of calculating an amount measured by reference to accrued but unpaid dividends, the amount of any accrued but unpaid dividend in respect of any Class B Preferred Share from the immediately preceding Dividend Payment Date to any particular date shall be an amount equal to 0.25 per cent of the Accrued Redemption Amount on the date of calculation multiplied by a fraction the numerator of which is the number of days from and including such Dividend Payment Date to but excluding such particular date and the denominator of which is the number of days from and including such Dividend Payment Date to but excluding the next succeeding Dividend Payment Date.

          3.3.3 The cash dividend payable on any Dividend Payment Date pursuant to Section 3.3.1 to any Holder of Class B Preferred Shares shall be calculated by multiplying the amount of the dividend payable on such date on each Class B Preferred Share by the total number of Class B Preferred Shares so held by such Holder and rounding to the nearest $0.01. The board of directors of the Corporation shall be entitled to declare part of the preferential cumulative cash dividend provided for in Section 3.3.1 for any fiscal year notwithstanding that such dividend for such fiscal year may not be declared in full, but for greater certainty no dividend shall be declared or set aside or paid on the Common Shares or any shares ranking junior to the Class B Preferred Shares, unless and until all preferential cumulative dividends on the Class B Preferred Shares have been duly declared and paid.

          3.3.4 Cash dividends shall be paid by cheque drawn on the Corporation's bankers or one of them and payable at par at any branch in Canada of such bank or by electronic funds transfer to a bank account specified by the Holder of shares in respect of which the dividend has been declared. Any such cheque shall be mailed at least three Business Days before the applicable date on which the dividend is to be paid and any electronic funds transfer shall take place before 12:00 noon (Toronto time). The mailing of such cheques or the crediting of the bank account as aforesaid shall satisfy and discharge all liability for such dividends to the extent of the sums represented thereby, unless, in the case of cheques, such cheques are not paid on due presentation. A dividend which is represented by a cheque which has not been presented for payment within 6 years after such cheque was issued or that otherwise remains unclaimed for a period of 6 years from the date on which the dividend was declared to be payable and set apart for payment shall be forfeited to the Corporation.

          3.3.5 If on any date on which dividends are to be paid dividends payable on such date are not paid in full on all the Class B Preferred Shares then issued and outstanding, such dividends or the unpaid part thereof shall be paid on a subsequent date or dates as determined by the directors. The Holders of the Class B Preferred Shares shall not be entitled to any dividends other than or in excess of the dividends herein provided for.

        3.4    Dissolution.    In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Holders of the

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Class B Preferred Shares shall, subject to the prior rights of the holders of the Class A Preferred Shares and any other shares ranking senior to the Class B Preferred Shares on liquidation, dissolution or winding-up, and subject to the provisions of the Act regarding the Corporation's ability to pay dividends, be paid an amount equal to all accrued dividends and all dividends declared but unpaid on the Class B Preferred Shares before any amount shall be paid or any assets or property of the Corporation distributed to the holders of the Common Shares or any shares issued by the Corporation ranking junior to the Class B Preferred Shares. The Holders of the Class B Preferred Shares shall also, subject to the prior rights of the holders of the Class A Preferred Shares and any other shares ranking senior to the Class B Preferred Shares, be entitled together with the holders of the Common Shares to receive the remaining property and assets of the Corporation, and all such property and assets shall be paid or distributed pro rata to the holders of the Common Shares and the Class B Preferred Shares, without preference or distinction. The pro ration applicable to the Class B Preferred Shares shall be based on the number of Common Shares into which the Class B Preferred Shares are convertible at the time of such payment or distribution. For greater certainty the amounts payable or distributable to Holders of Class B Preferred Shares shall be equal to the amounts that would be payable to such Holders had they converted the Class B Preferred Shares owned by them into Common Shares immediately prior to any liquidation, dissolution or winding-up or distribution referred to in this Section 3.4 at the Conversion Rate then in effect.

        3.5    Voting Rights.    Except as otherwise provided therein or by the Act, the Holders of Class B Preferred Shares shall not be entitled as such to receive notice of or to attend or to vote at any meeting of shareholders of the Corporation. In the event that the Corporation fails to declare in full six quarterly dividends on the Class B Preferred Shares, whether or not consecutive, the Holders of the Class B Preferred Shares shall have the right to receive notice of and to attend each meeting of shareholders of the Corporation and such Holders shall also have the right, at any such meeting, voting together with the holders of the Common Shares and not as a single class, to exercise such voting rights as would have been exercisable by such holders had such holders converted all of their Class B Preferred Shares into Common Shares in accordance with these articles, and such rights shall continue until all arrears of dividends on the Class B Preferred Shares shall have been paid whereupon such rights shall cease unless and until the same shall arise again under the provisions of this Section 3.5 and so on from time to time.

        3.6    Redemption by the Corporation.

          3.6.1 Subject to the provisions of the Act, the Corporation may, from time to time at its option upon giving notice or upon the waiver of such notice, as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Class B Preferred Shares, on payment for each share to be redeemed of the Redemption Price therefor.

          3.6.2 In the case of any redemption of Class B Preferred Shares, unless all the Holders of the Class B Preferred Shares to be redeemed shall have waived notice of such redemption by a written waiver specifying the date on which such redemption is to take place, the Corporation shall, at least 45 days before the date fixed for redemption, mail to each person who, at the date of mailing, is a Holder of Class B Preferred Shares to be redeemed, a notice in writing of the redemption by the Corporation of such Class B Preferred Shares. Such notice shall be mailed by registered letter, postage prepaid, addressed to each such Holder at his address

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  as it appears on the books of the Corporation or, in the event of the address of any such Holder not so appearing, then to the last address of such Holder known to the Corporation; provided, however, that accidental failure or omission in giving such notice to one or more such Holders shall not affect the validity of such redemption. Such notice shall also set out the Redemption Price of the Class B Preferred Shares and the date on which redemption is to take place and, if part only of the Class B Preferred Shares held by the person to whom it is addressed is to be redeemed, the number thereof to be redeemed.

          3.6.3 On the date so specified for redemption in any notice of redemption or waiver of notice, as the case may be, as referred to in Section 3.6.2 above, the Corporation shall pay or cause to be paid to or to the order of the Holders of the Class B Preferred Shares to be redeemed the Redemption Price therefor on presentation and surrender of the certificates representing the Class B Preferred Shares so called for redemption at the registered office of the Corporation, the head office of the transfer agent for the Class B Preferred Shares or any other place designated in such notice. Such payment shall be made by cheque payable in lawful money of Canada at par at any branch in Canada of one of the Corporation's bankers for the time being.

          3.6.4 In case a part only of the Class B Preferred Shares is at any time to be redeemed, the shares to be redeemed shall, unless the Holders of the Class B Preferred Shares otherwise unanimously agree in writing in respect of a particular redemption, be redeemed pro rata, disregarding fractions, and the directors of the Corporation may provide for such adjustments as may be necessary to avoid the redemption of fractional shares. If a part only of the Class B Preferred Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.

          3.6.5 From and after the date specified for redemption in any notice of redemption or waiver of notice, as the case may be, as referred to in Section 3.6.4 above, Class B Preferred Shares called for redemption shall cease to be entitled to dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Price of the Class B Preferred Shares shall not be made upon presentation of the certificates in accordance with the foregoing provisions, in which case the rights of the Holders shall remain unaffected.

        3.7    Conversion.

          3.7.1 Upon or subject to the terms and conditions hereinafter set forth, a Holder of Class B Preferred Shares shall have the right, at any time and from time to time except in the case of Class B Preferred Shares called for redemption by the Corporation where such right shall be exercisable up to the close of business on the Business Day immediately preceding the date fixed for such redemption (provided, however, that if the Corporation shall fail to redeem such Class B Preferred Shares in accordance with the notice of redemption the right of conversion thereupon shall be restored as if such call for redemption had not been made), to convert all or part of their Class B Preferred Shares into fully paid and non-assessable Common Shares at the Conversion Rate then in effect on the date of conversion. Unless and until adjusted in accordance with the provisions of this Section 3.7, the Conversion Rate shall be one Common Share for each 1.1825 Class B Preferred Shares to be converted. All accrued dividends and all

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  dividends declared but unpaid on the Class B Preferred Shares shall be paid on the date of conversion, subject to the provisions of the Act. If the Corporation is not permitted by the Act to pay any dividends declared but unpaid, then such dividends shall be paid as soon as legally permissible. If the Corporation is not permitted by the provisions of the Act to pay accrued but undeclared dividends, then the Corporation shall in satisfaction of such accrued dividends issue Common Shares to Holders of Class B Preferred Shares on the date of conversion who choose to convert. The number of Common Shares issued to such Holder in satisfaction of accrued dividends shall be equal to the product of that number equal to the accrued dividends on the Class B Preferred Shares owned by a Holder who chooses to convert divided by the Redemption Amount multiplied by the Conversion Rate.

          3.7.2 The conversion right provided for in Section 3.7.1 may be exercised by completing and executing the notice of conversion on the certificate or certificates representing the Class B Preferred Shares in respect of which the Holder thereof is entitled to exercise such right of conversion, and by delivering the said certificate or certificates to the transfer agent of the Class B Preferred Shares at any office of the transfer agent for the transfer of the Class B Preferred Shares. The said notice of conversion shall be signed by such Holder or by its duly authorized attorney or agent, with signature guaranteed in the manner satisfactory to the transfer agent and shall specify the number of Class B Preferred Shares which the Holder of the Class B Preferred Shares desires to have converted. The transfer form and the certificate or certificates in question need not be endorsed, except where the Common Shares issuable on conversion are to be issued in the name of a person other than the registered Holder of the Class B Preferred Shares. A Holder of Class B Preferred Shares which converts its shares shall be entitled to receive share certificates representing the Common Shares to which it is entitled upon such conversion by surrendering the share certificate or certificates to the transfer agent of the Class B Preferred Shares at the registered office of the transfer agent for the transfer of the Class B Preferred Shares. If less than all of the Class B Preferred Shares represented by a certificate or certificates are to be converted, the Holder of the Class B Preferred Shares shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Class B Preferred Shares represented by the certificate or certificates tendered as aforesaid which are not to be converted.

          3.7.3 On any conversion of Class B Preferred Shares by the Holder pursuant to Section 3.7.1 the share certificates for Common Shares resulting therefrom shall be issued at the expense of the Corporation in the name of the Holder of the Class B Preferred Shares converted or in such name or names as such Holder may direct in writing, provided that such Holder shall pay any applicable security transfer taxes. In any case where the Common Shares are to be issued in the name of a person other than the Holder of the converted Class B Preferred Shares, the transfer form on the back of the certificates in question shall be endorsed by the registered Holder of the Class B Preferred Shares or its duly authorized attorney or agent, with signature guaranteed in a manner satisfactory to the transfer agent.

          3.7.4 On and after the date of conversion of Class B Preferred Shares into Common Shares, the Class B Preferred Shares which are converted into Common Shares shall cease to be outstanding and cease to be entitled to dividends declared on the Class B Preferred Shares after the date of conversion. The right of a Holder of Class B Preferred Shares and the right of the Corporation to cause the conversion of Class B Preferred Shares into Common

16

  Shares shall be deemed to have been exercised and the Holder of Class B Preferred Shares to be converted shall be deemed to have become the Holder of Common Shares of record of the Corporation for all purposes on the date of conversion notwithstanding any delay in the delivery of the certificate or certificates representing the Common Shares into which such Class B Preferred Shares have been converted.

          3.7.5 If and whenever at any time and from time to time the Corporation shall (i) subdivide, redivide or otherwise change its then outstanding Common Shares into a greater number of Common Shares or (ii) reduce, combine, consolidate or otherwise change its then outstanding Common Shares into a lesser number of Common Shares (any of such events being herein called a "Common Share Reorganization"), the Conversion Rate shall be adjusted effective immediately after the record date at which the Holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the Conversion Rate in effect on such record date by the quotient obtained when:

            (a)   the number of Common Shares outstanding after the completion of such Common Share Reorganization (but before giving effect to the issue of any Common Shares issued after such record date otherwise than as part of such Common Share Reorganization) including, in the case where securities exchangeable or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date, is divided by

            (b)   the number of Common Shares outstanding on such record date before giving effect to the Common Share Reorganization.

          3.7.6 If and whenever at any time, the Corporation shall distribute rights, options, warrants, securities or make any distribution (including a distribution by way of stock dividend) of any other property to the Holders of all or substantially all of its outstanding Common Shares, then identical rights, options, warrants, shares or other property distributed to such Holders of Common Shares shall be distributed to the Holders of the Class B Preferred Shares as though and to the same effect as if they had converted their Class B Preferred Shares into Common Shares immediately before the record date for the distribution of such rights, options, warrants, securities or the distribution of any such property.

          3.7.7 If and whenever there is a capital reorganization of the Corporation not otherwise provided for in this Section 3.7 or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of the Corporation with or into another body corporate (any such event being called a "Capital Reorganization"), any Holder of Class B Preferred Shares which has not exercised its right of conversion prior to the record date for such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right at any time after the record date for such Capital Reorganization, in lieu of the number of Common Shares to which it was theretofore entitled upon conversion, the aggregate number of shares or other securities of the Corporation or of the corporation or body corporate resulting, surviving or continuing from the Capital Reorganization that such Holder would have been entitled to receive

17

  as a result of such Capital Reorganization if, on the record date, it had been the registered Holder of the number of Common Shares to which it was theretofore entitled upon conversion of the Class B Preferred Shares into Common Shares, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 3.7; provided that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken so that the holder of the Class B Preferred Shares shall thereafter be entitled to receive such number of shares or other securities of the Corporation or of the corporation or body corporate resulting, surviving or continuing from the Capital Reorganization.

          3.7.8 In the case of any reclassification of, or other change in, the outstanding Common Shares other than a Common Share Reorganization or a Capital Reorganization, the right of conversion shall be adjusted immediately after the record date for such reclassification or other change so that Holders of Class B Preferred Shares shall be entitled to receive, upon the exercise of such right at any time after the record date of such reclassification or other change, such shares, securities or rights as they would have received had such Class B Preferred Shares been converted into Common Shares immediately prior to such record date subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 3.7.

          3.7.9 The following rules and procedures shall be applicable to the adjustments of the Conversion Rate made pursuant to this Section 3.7:

            (a)   No adjustment in the Conversion Rate shall be required unless an increase or decrease of at least 1% of the prevailing Conversion Rate would result; provided, however, that any adjustment which, except for the provisions of this Section 3.7.9 would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

            (b)   Forthwith after any adjustment in the Conversion Rate, the Corporation shall file with the transfer agent of the Corporation for the Class B Preferred Shares, a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, the event requiring and the manner of computing such adjustment; the Corporation shall also at such time mail, by prepaid first class mail, a copy of such certificate to the Holders of the Class B Preferred Shares; and

            (c)   Any question that at any time or from time to time arises with respect to the Conversion Rate or any adjustment in the amount of the Conversion Rate or the amount of any cash payment made in lieu of issuing a fractional share shall be conclusively determined by a firm of independent auditors agreed upon in writing by a majority of the Holders of Class B Preferred Shares and the Corporation and shall be binding upon the Corporation and all shareholders, transfer agent and registrars of Class B Preferred Shares and Common Shares.

          3.7.10 If the Corporation intends to fix a record date for any Common Share Reorganization, or Capital Reorganization, the Corporation shall, not less than 21 days prior to such record date, notify each Holder of Class B Preferred Shares of such intention by written notice setting forth the particulars of such Common Share Reorganization or Capital

18

  Reorganization in reasonable detail, to the extent that such particulars have been determined at the time of giving the notice.

          3.7.11 In any case where a fraction of a Common Share would otherwise be issuable on conversion of one or more Class B Preferred Shares, the Corporation shall, at its option, either (i) adjust such fractional interest by payment by cheque in an amount equal to the then current market value of such fractional interest calculated in accordance with this Section 3.7.11 or (ii) issue in respect of such fraction a scrip certificate transferable by delivery entitling the Holder thereof and of other similar certificates aggregating one full Common Share, upon surrender of such certificates at such place as may be designated therein, to obtain from the Corporation a full Common Share and to receive a share certificate therefor; such cheque shall be payable to the Holder of the Class B Preferred Shares converted in lawful money of Canada at par at any branch in Canada of any one of the Corporation's bankers for the time being and such scrip certificates shall be in such from and shall be subject to such terms and conditions as the directors may determine and shall provide that the Holder thereof shall not thereby be a shareholder and shall not be entitled to receive dividends or to any other rights of a shareholder. The amount of any cash adjustment shall equal the current market value of the equivalent Common Shares into which such fractional interest would be convertible computed on the basis of the last board lot sale price per share for the Common Shares on the principal stock exchange on which such shares are listed and posted for trading on the last trading day preceding the date of conversion. If the Common Shares are not listed on any stock exchange but are quoted on an over-the-counter market, then the value of any fractional interests shall be determined by the board of directors of the Corporation on the basis of the simple average of the bid and ask prices on the principal over-the counter market on which such shares are quoted on the last trading day preceding the date of conversion. The principal stock exchange or over-the-counter market on which the Common Shares are traded or quoted, as the case may be, shall be that exchange or over-the-counter market, as the case may be, on which the greatest volume of trading in the Common Shares occurred during the 20 Business Days preceding the date of conversion. In the event that the Common Shares of the Corporation are not listed on any stock exchange or quoted on any over-the-counter market, the current market value shall be determined on such other basis as the board of directors shall from time to time, acting reasonably and fairly, determine. When scrip certificates are issued, such scrip certificates may contain, without limitation, provisions to the effect that, after the expiration of one year from their date of issuance, the Corporation may sell or cause to be sold all the shares then represented by unsurrendered scrip certificates and the sole rights of the Holders of the scrip certificate after the expiration of said period shall be, against surrender of their scrip certificates, to receive payment of their proportionate amount of the net proceeds of such sale, less taxes and costs of sale, payable by cheque in lawful money of Canada at par at any branch in Canada of the Corporation's bankers for the time being. If a cash adjustment or a proportionate amount of the net proceeds of a sale is to be paid pursuant to the provisions of this Section 3.7.11, the mailing by prepaid first class mail from the Corporation's registered office or any office of the registrar for the Class B Preferred Shares to a Holder of Class B Preferred Shares who has exercised its right to convert, at its last address as shown on the books of the Corporation, shall be deemed to be payment of the cash adjustment or the proportionate amount of the net proceeds of a sale, as the case may be, resulting from such fractional interest unless the cheque is not paid upon due presentation. Cash adjustments or proportionate amounts that are represented by a cheque which has not been presented to the

19

  Corporation's bankers for payment or that otherwise remain unclaimed for a period of 6 years from the date on which the same became payable shall be forfeited to the Corporation.

          3.7.12 In any case where the application of the foregoing provisions results in an increase of the Conversion Rate taking effect immediately after the record date for a specific event, if any Class B Preferred Shares are converted after that record date and prior to completion of the event, the Corporation may postpone the issuance to the Holder the Class B Preferred Shares of the additional Common Shares to which it is entitled by reason of the increase of the Conversion Rate but such additional Common Shares shall be issued and delivered to that Holder upon completion of the event and the Corporation shall deliver to the Holder an appropriate instrument evidencing its right to receive such additional Common Shares.

          3.7.13 So long as any of the Class B Preferred Shares are outstanding and entitled to the right of conversion herein provided, the Corporation will use its best efforts to qualify, if necessary, the Common Shares issued upon the conversion of Class B Preferred Shares for distribution, in all provinces of Canada in which there are at the time of issue addresses of Holders of Class B Preferred Shares appearing in the books of the Corporation.

        3.8    Election Under the Income Tax Act.    The Corporation shall elect, in the manner and within the time provided for under section 191.2 of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, and take all other necessary action under such Act, to pay tax under section 191.1 of such statute, or any successor or replacement provision of similar effect, at a rate such that no Holder of the Class B Preferred Shares will be required to pay tax on dividends received on the Class B Preferred Shares under Section 187.2 or Part IV.1 of such statute or any successor or replacement provision of similar effect.

        3.9    No Other Purchases.    Except as permitted under Sections 3.6 and 3.7 of this Section 3 of the articles, the Corporation shall not purchase or otherwise acquire any Class B Preferred Shares without first obtaining the prior written consent of all Holders of the Class B Preferred Shares to such purchase or acquisition.

        3.10    Restrictions on Creation of Shares.    No shares of a class ranking prior to or on a parity with the Class B Preferred Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up of its affairs may be created without the approval of the Holders of the Class B Preferred Shares voting separately as a class given in accordance with Section 3.12.

        3.11    Amendment.    Subject to any provisions in these articles requiring a higher level of approval for any deletions, variations, modifications, amendments or amplifications to the provisions attaching to the Class B Preferred Shares, the provisions attaching to the Class B Preferred Shares may only be deleted, varied, modified, amended or amplified with the prior approval of the Holders of the Class B Preferred Shares voting separately as a class given in accordance with Section 3.12.

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        3.12    Approval of Holders of Preferred Shares.    Subject to any provisions in these articles requiring a higher level of approval for the Holders of the Class B Preferred Shares, the approval of the Holders of the Class B Preferred Shares as to any and all matters referred to herein may be given as specified below:

          3.12.1 Any approval required or permitted to be given by the Holders of the Class B Preferred Shares shall be deemed to have been sufficiently given if it shall have been given in writing by the Holders of at least 66 2/3% of the outstanding Class B Preferred Shares or by resolution passed at a meeting of Holders of Class B Preferred Shares duly called and held upon not less than 21 days' notice at which the Holders of at least a majority of the outstanding Class B Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than 66 2/3% of the votes cast at such meeting, in addition to any other consent or approval required by the Act. If at any such meeting the Holders of a majority of the outstanding Class B Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and at such time and place as may be designated by the chairman, and not less than 10 days' written notice shall be given of such adjourned meeting. At such adjourned meeting the Holders of Class B Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast at such meeting shall constitute the approval of the Holders of the Class B Preferred Shares.

          3.12.2 On every poll taken at any such meeting every Holder of Class B Preferred Shares shall be entitled to one vote in respect of each Class B Preferred Share it holds. Subject to the foregoing, the formalities to be observed in respect of the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders.

        3.13    Notices and Interpretation

          3.13.1 Subject to Section 3.13.2, and except where otherwise expressly provided for herein, any notice, cheque or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by ordinary unregistered mail, postage pre-paid or, in the case of a notice of redemption, by pre-paid registered mail, to the Holders of the Class B Preferred Shares at their respective addresses appearing on the books of the Corporation, or, in the event of the address of any of such Holders not so appearing, then at the last address of such Holder known to the Corporation. Accidental failure to give any such notice or other communication to one or more Holders of the Class B Preferred Shares shall not affect the validity of the notices or other communications properly given or any action taken pursuant to such notice or other communication but, upon such failure being discovered, the notice or other communication, as the case may be, shall be sent forthwith to such Holder or Holders.

          3.13.2 If there exists any actual or apprehended disruption of mail services in any jurisdiction in which there are Holders of Class B Preferred Shares whose addresses appear on the books of the Corporation to be in such jurisdiction, notice may (but need not) be given to the Holders in such jurisdiction by means of publication once in each of two successive weeks in a newspaper of general circulation published or distributed in the jurisdiction or if the Corporation

21

  maintains a register of transfers for the Class B Preferred Shares in such jurisdiction, then in the city in such jurisdiction where the register of transfers is maintained. Notice given by publication shall be deemed for all purposes to be proper notice.

          3.13.3 Notice given by mail shall be deemed to be given on the day upon which it is mailed unless on the day of or the day following such mailing an actual disruption of mail services has occurred in the province in or to which such notice is mailed. Notice given by publication shall be deemed to be given on the day on which the first publication is completed in any city in which notice is published.

22

[LOGO] Industry Canada

Certificate
of Amendment

Canada Business
Corporations Act

Cascades Boxboard Group Inc. /
Cascades Groupe Carton Plat Inc.	384894-9

Name of corporation	Corporation number

I hereby certify that the articles of the above-named corporation were amended:

☐	a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;
☐	b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;
☒	c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;
☐	d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;

April 15, 2002
Director	Date of Amendment

[LOGO]

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	FORM 4 ARTICLES OF AMENDMENT (SECTION 27 OR 177)	FORMULE 4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

1- Name of the Corporation	2- Corporation No.
Paperboard Industries International Inc. / Les Industries Paperboard International inc.	384984-9

3- The articles of the above-named corporation are amended as follows:

  Section 1 of the Articles of Amalgamation of the Corporation is amended in order to change the name of the Corporation to:

  Cascades Boxboard Group Inc. /
  Cascades Groupe Carton Plat inc.

  Section 2 of the Articles of Amalgamation of the Corporation is amended in order to provide that the place in Canada where the registered office will be located shall be:

  Province of Quebec

Date	Signature	4 - Capacity of
April 2, 2002		Authorized Officer

For Departmental Use Only	Printed Name	[LOGO] Canada

Filed	Miranda Melfi

IC 3069 (2001/11)

Industry Canada	Industrie Canada
Certificate of Amalgamation	Certificat de fusion
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Paperboard Industries International Inc./
Les Industries Paperboard International inc.
384894-9

Name of corporation—Dénomination de la société	Corporation number—Numéro de la societé

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.
Je certifie que la société susmentionnée est issue d'une fusion, en vertu de l'article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénoninations apparaissent dans les status de fusion ci-joints.
December 31, 2000/le 31 décembre 2000
Director—Directeur	Date of Amalgamation—Date de fusion

Canada

Industry Canada	Industrie Canada
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	FORM 9 ARTICLES OF AMALGAMATION (SECTION 185)	FORMULE 9 STATUTE DE FUSION (ARTICLE 185)

1—	Name of amalgamated corporation	1—	Dénomination de law société issue de la fusion
Paperboard Industries International Inc./Les Industries Paperboard International inc.

2—	The place in Canada where the registered office is to be situated	2—	Lieu au Canada où doit être situé le siège social
Territory of Greater Montreal, province of Quebec.

3—	The classes and any maximum number of shares that the corporation is authorized to issue	3—	Catégories et tout nombre maximal d'actions que law société est autorisée à émettre
The annexed Schedule 1 forms an integral part hereof.

4—	Restrictions, if any, on share transfers	4—	Restrictions sur le transfert des actions, s'il y a lieu
The annexed Schedule 2 forms an integral part hereof.

5—	Number (or minimum and maximum number) of directors	5—	Nombre (ou nombre minimal et maximal) d'administrateurs
Minimum 1—Maximum 10

6—	Restrictions, if any, on business the corporation may carry on	6—	Limites imposées à l'activité commerciale de law société, s'il y a lieu
None.

7—	Other provisions, if any	7—	Autres dispositions, s'il y a lieu
The annexed Schedule 3 forms an integral part hereof.

8—	The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:	8—	La fusion a été approuvée en accord avec l'article ou le paragraphe de la Loi indiqué ci-aprés:
(X) 183 ( ) 184(1) ( ) 184(2)

9—	Name of the amalgamating corporations Dénomination des sociétés fusionnantes	Corporation No. No de la sociétés	Signature	Date	Title

Paperboard Industries International Inc./Les Industries Paperboard International inc.		079493-7	Laurent Lemire	Dec. 18, 2000	Chairman of the Board

3715965 Canada Inc.		371596-5	Robert F. Hall	Dec. 18, 2000	Secretary

FOR DEPARTMENTAL USE ONLY—À L'USAGE DU MINISTÉRE SEULEMENT Corporation No.—No de la société			Filed—Déposée

IC 3190 (1998/04)

SCHEDULE 1

DESCRIPTION OF SHARE CAPITAL

The Corporation is authorized to issue an unlimited number of common shares (the "Common Shares"), 2,700,000 Class A Preferred Shares (the "Class A Preferred Shares") and 4,300,000 Class B Preferred Shares (the "Class B Preferred Shares"), all without par value.
1.	COMMON SHARES
Subject to the rights, privileges, conditions and restrictions attached to the shares of other classes, the Common Shares shall carry the following rights:
1.1
Voting right. Holders of Common Shares shall have the right to receive notice of any meeting of shareholders of the Corporation, to attend such meeting and to vote thereat on the basis of one vote per Common Share held.
	1.2	Dividend. Holders of Common Shares shall have the right to receive any dividend declared by the Corporation.
	1.3	Remaining property. Upon the winding-up of the Corporation, holders of Common Shares shall have the right to share the remaining property of the Corporation.
2.	CLASS A PREFERRED SHARES
The Class A Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:
	2.1	Definitions. In this Section 2 setting out the rights, privileges and conditions attached to the Class A Preferred Shares, the following words and phrases shall have the following meanings:
2.1.1
"Accrued Redemption Amount" of a Class A Preferred Share means the Redemption Amount of a Class A Preferred Share plus an amount equal to all dividends declared or accrued thereon up to and including the immediately preceding Dividend Payment Date which were not paid on or before such immediately preceding Dividend Payment Date (if any);
		2.1.2	"Act" means the Canada Business Corporations Act, as amended from time to time;
		2.1.3	"Business Day" means a day other than a Saturday, Sunday or any other day treated as a holiday in the municipality in Canada in which the Corporation's registered office is then situated;

	2.1.4	"Dividend Payment Date" means the first day of March, June, September and December in each year;
	2.1.5	"Holder" in respect of any Class A Preferred Share means the registered holder thereof;
	2.1.6	"Redemption Amount" of a Class A Preferred Share means $28.12 1/9 per Class A Preferred Share;
2.1.7
"Redemption Price" of a Class A Preferred Share means the Redemption Amount of a Class A Preferred Share plus an amount equal to all dividends which have at the relevant time been declared or accrued thereon but which have not then been paid (if any); and
	2.1.8	"Retraction Dates" means the dates specified in Section 2.7.1 on which the Class A Preferred Shares are redeemable at the option of the Holder.

If any day on which any dividend on the Class A Preferred Shares is payable on or by which any other action is required to be taken hereunder is not a Business Day, then such dividends shall be payable or such other action shall be required to be taken on the next succeeding day that is a Business Day.
2.2
Priority. The Class A Preferred Shares shall be entitled to preference over the Class B Preferred Shares, the Common Shares and any other shares issued by the Corporation ranking junior to the Class A Preferred Shares with respect to the payment of dividends and the distribution of assets of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs.
2.3	Dividends.
2.3.1
Dividends on the Class A Preferred Shares shall accrue on a day-to-day basis at the rate of 5% per annum (calculated by reference to the Accrued Redemption Amount) from and including December 1, 2000 and shall be payable on each Dividend Payment Date to the Holders of record at the close of business on the tenth Business Day preceding such Dividend Payment Date. Accordingly, on each Dividend Payment Date, the Holders of the Class A Preferred Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors out of monies of the Corporation properly applicable to the payment of dividends, fixed cumulative preferential cash dividends in the amount per Class A Preferred Share equal to 1.25% of the Accrued Redemption Amount for such Dividend Payment Date, the first of such dividends to become payable on March 1, 2001.
	2.3.2	For the purposes of calculating an amount measured by reference to accrued but unpaid dividends, the amount of any accrued but unpaid dividend in respect of any Class A Preferred Share from the immediately preceding Dividend Payment Date to any particular date shall be an amount equal to 1.25 per cent of the Accrued Redemption Amount on the date of calculation multiplied by a fraction the numerator of which is the number of days from and including such Dividend Payment Date to but excluding such particular date and the denominator of which is the number of days from and including such Dividend Payment Date to but excluding the next succeeding Dividend Payment Date.
2.3.3
The dividend payable on any Dividend Payment Date to any Holder of Class A Preferred Shares shall be calculated by multiplying the amount of the dividend payable on such date on each such share then held by such Holder by the total number of Class A Preferred Shares so held by such Holder and rounding to the nearest $0.01. The board of directors of the Corporation shall be entitled to declare part of the preferential cumulative cash dividend for any fiscal year notwithstanding that such dividend for such fiscal year may not be declared in full, but for greater certainty no dividend shall be declared or set aside or paid on the Common Shares, Class B Preferred Shares or any shares ranking junior to the Class A Preferred Shares unless and until all preferential cumulative cash dividends on the Class A Preferred Shares have been duly declared and paid.
2.3.4
Dividends shall be paid by cheque drawn on the Corporation's bankers or one of them and payable at par at any branch in Canada of such bank or by electronic funds transfer to a bank account specified by the Holder of shares in respect of which the dividend has been declared. Any such cheque shall be mailed at least three Business Days before the applicable Dividend Payment Date and any electronic funds transfer shall take place before 12:00 noon (Toronto time). The mailing of such cheques or the crediting of the bank account as aforesaid shall satisfy and discharge all liability for such dividends to the extent of the sums represented thereby, unless, in the case of cheques, such cheques are not paid on due presentation. If on any Dividend Payment Date dividends payable on such date are not paid in full on all the Class A Preferred Shares then issued and outstanding, such dividends or the unpaid part thereof shall be paid on a subsequent date or dates as determined by the directors. The Holders of the Class A Preferred Shares shall not be entitled to any dividends other than or in excess of the cash dividends herein provided for. A dividend which is represented by a cheque which has not been presented for payment within 6 years after such cheque was issued or that otherwise remains unclaimed for a period of 6 years from the date on which the dividend was declared to be payable and set apart for payment shall be forfeited to the Corporation.
2.4	Dissolution. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Holders of the Class A Preferred Shares shall be entitled to receive from the assets and property of the Corporation an amount equal to the Redemption Price for each Class A Preferred Shares held by them before any amount shall be paid or any assets or property of the Corporation distributed to the holders of Class B Preferred Shares, Common Shares or any other shares issued by the Corporation ranking junior to the Class A Preferred Shares. Upon payment of the amount so payable to them, the Holders of Class A Preferred Shares shall not be entitled to share in any further distributions of assets of the Corporation.
2.5	Voting rights.
2.5.1
Except as otherwise provided herein or by the Act, the Holders of Class A Preferred Shares shall not be entitled as such to receive notice of or to attend or to vote at any meeting of shareholders of the Corporation. In the event that the Corporation fails to declare in full six quarterly dividends on the Class A Preferred Shares, whether or not consecutive, or fails to pay six quarterly dividends on the Class A Preferred Shares, whether or not consecutive, the Holders of the Class A Preferred Shares shall have the right to receive notice of and to attend each meeting of shareholders of the Corporation at which members of the board of directors are to be elected and which takes place more than 30 days after the date on which the failure first occurs (other than a separate meeting of the holders of another series or class of shares) and such Holders shall also have the right, at any such meeting, voting separately from the holders of the Common Shares, to elect three out of the total number of directors of the Corporation, each Class A Preferred Share entitling the Holder thereof to one vote for such purpose, until all arrears of dividends on the Class A Preferred Shares shall have been declared and paid whereupon such rights shall cease unless and until the same shall arise again under the provisions of this Section 2.5 and so on from time to time. The right of the Holders of the Class A Preferred Shares to elect three directors of the Corporation shall not apply at any such meeting if or to the extent that three directors of the Corporation whose terms of office do not expire at the meeting have been previously elected to the board of directors by votes cast by the Holders of the Class A Preferred Shares in accordance with this Section 2.5.1. Nothing contained herein shall entitle the Holders of the Class A Preferred Shares to any voting rights other than for the election of three directors of the Corporation as herein expressly provided.
2.5.2
Notwithstanding anything contained in the articles or by-laws of the Corporation, the term of office of all persons who are directors of the Corporation at any time when the right to elect directors shall accrue to the Holders of the Class A Preferred Shares as provided in this Section, or who may be appointed as directors after such rights shall have accrued and before a meeting of shareholders shall have been held for the purpose of electing directors, shall terminate upon the election of new directors at the next annual meeting of shareholders or at a special meeting of shareholders which may be held for the purpose of electing directors at any time after the accrual of such right to elect directors.
2.5.3
Any meeting of the shareholders for the purpose of electing directors at which the Holders of the Class A Preferred Shares are entitled to vote may be held upon not less than 21 days' written notice to the Holders of the Class A Preferred Shares. Any such meeting shall be called by the secretary of the Corporation upon the written request of the registered Holders of at least 10 per cent of the then issued and outstanding Class A Preferred Shares and in default of the calling of such meeting by the secretary within 5 days after the making of such request, such meeting may be called by any registered Holder of Class A Preferred Shares.
2.5.4
Any vacancy occurring among the directors elected by the Holders of Class A Preferred Shares in accordance with the provisions of these articles may be filled by the board of directors of the Corporation with the consent and approval of the remaining director or directors, as the case may be, elected by the Holders of Class A Preferred Shares, or if there be no such remaining director or directors, as the case may be, the board of directors of the Corporation may elect a nominee or nominees of Class A Preferred Shares to fill the vacancy or vacancies. Whether or not such vacancies are so filled by the board of directors, the registered Holders of at least 10 per cent of the then issued and outstanding Class A Preferred Shares shall have the right to require the secretary of the Corporation to call a meeting of the Holders of Class A Preferred Shares for the purpose of filling the vacancies or replacing all or any of the persons filing such vacancies who have been appointed by the board of directors of the Corporation and the foregoing provisions of this Section 2.5 shall apply in respect of the calling of such meeting.
2.5.5
Notwithstanding anything contained in the articles or by-laws of the Corporation, upon any termination of the right of the Holders of the Class A Preferred Shares to elect directors as provided in this Section, the term of office of the directors elected or appointed by the Holders of the Class A Preferred Shares shall terminate and the vacancies thereby created may be filled by the remaining directors.
2.6	Redemption by the Corporation.
2.6.1
Subject to the provisions of the Act, the Corporation may from time to time at its option upon giving notice or upon the waiver of such notice, as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Class A Preferred Shares, on payment for each share to be redeemed of the Redemption Price therefor.

2.6.2	Subject to the provisions of the Act, all Class A Preferred Shares issued and outstanding on November 30, 2003 shall be redeemed by the Corporation on that date.
2.6.3
In the case of any redemption of Class A Preferred Shares, unless all the Holders of the Class A Preferred Shares to be redeemed shall have waived notice of such redemption by a written waiver specifying the date on which such redemption is to take place, the Corporation shall, at least 30 days before the date fixed for redemption, mail to each person who, at the date of mailing, is a Holder of Class A Preferred Shares to be redeemed, a notice in writing of the redemption by the Corporation of such Class A Preferred Shares. Such notice shall be mailed by registered letter, postage prepaid, addressed to each such Holder at its address as it appears on the books of the Corporation or, in the event of the address of any such Holder not so appearing, then to the last address of such Holder known to the Corporation; provided, however, that accidental failure or omission in giving such notice to one or more such Holders shall not affect the validity of such redemption. Such notice shall also set out the Redemption Price of Class A Preferred Shares and the date on which redemption is to take place and, if part only of the Class A Preferred Shares held by the person to whom it is addressed is to be redeemed, the number thereof to be redeemed.
2.6.4
On the date so specified for redemption in any notice of redemption or waiver of notice, as the case may be, as referred to in Section 2.6.3 above, the Corporation shall pay or cause to be paid to or to the order of the Holders of the Class A Preferred Shares to be redeemed the Redemption Price therefor on presentation and surrender of the certificates representing the Class A Preferred Shares so called for redemption at the registered office of the Corporation, the head office of the transfer agent for the Class A Preferred Shares or any other place or places in Canada designated in such notice. Such payment shall be made by cheque payable in lawful money of Canada at par at any branch in Canada of one of the Corporation's bankers for the time being.
2.6.5
In case a part only of the Class A Preferred Shares is at any time to be redeemed, the shares to be redeemed shall, unless the Holders of the Class A Preferred Shares otherwise unanimously agree in writing in respect of a particular redemption, be redeemed pro rata, disregarding fractions, and the directors of the Corporation may provide for such adjustments as may be necessary to avoid the redemption of fractional shares. If a part only of the Class A Preferred Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.
2.6.6	From and after the date specified for redemption in any notice of redemption or waiver of notice, as the case may be, as referred to in

Section 2.6.3 above, Class A Preferred Shares called for redemption shall cease to be entitled to dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Price of the Class A Preferred Shares shall not be made upon presentation of the certificates in accordance with the foregoing provisions, in which case the rights of the Holders shall remain unaffected.
2.6.7
The Corporation shall have the right and in the case of a redemption pursuant to Section 2.6.2 shall be required, at any time after the mailing of notice of its intention to redeem any Class A Preferred Shares or the obtaining of the waiver referred to in Section 2.6.3 above, to deposit the Redemption Price of the Class A Preferred Shares so called for redemption or such of the said shares represented by certificates which have not at the date of such deposit been surrendered by the Holders thereof in connection with such redemption, to a special account at any chartered bank or trust company in Canada named in such notice to be paid without interest to or to the order of the respective Holders of such Class A Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same, and upon such deposit being made or upon the date specified for redemption in such notice or waiver, whichever is the later, the Class A Preferred Shares in respect of which such deposit shall have been made shall be redeemed and the rights of the Holders thereof after such deposit or redemption date, as the case may be, shall be limited to receiving, without interest, their proportionate part of the total Redemption Price of the Class A Preferred Shares so deposited against presentation and surrender of the said certificates held by them respectively. Any interest allowed on such deposit or deposits shall belong to the Corporation.
2.6.8
If the Corporation is not permitted to redeem all of the Class A Preferred Shares eligible for redemption pursuant to the mandatory redemption requirement provided in Section 2.6.2 by virtue of the provisions of the Act, then subject to Section 2.10, the Corporation shall redeem only the maximum number of Class A Preferred Shares which the directors of the Corporation determine the Corporation is then permitted to redeem. Such redemption will be made pro rata (disregarding fractions of shares) according to the number of Class A Preferred Shares eligible for redemption. The Corporation shall pay the Redemption Price to each Holder of Class A Preferred Shares which tendered its shares for redemption in accordance with Section 2.6.4 and shall deposit in accordance with Section 2.6.7 the Redemption Price in respect of Holders who did not tender their share certificates. The Corporation shall issue and deliver to each Holder whose Class A Preferred Shares have not been redeemed in full a new share certificate, at the expense of the Corporation, representing the Class A Preferred Shares not redeemed by the Corporation.

2.6.9
If the Corporation fails to redeem, because of the provisions of the Act, all of the Class A Preferred Shares duly tendered pursuant to the mandatory redemption requirement provided in Section 2.6.2 that were then eligible for redemption, then subject to Section 2.10, the Corporation shall redeem on each Dividend Payment Date thereafter the lesser of (i) the number of Class A Preferred Shares issued and outstanding and (ii) the number of Class A Preferred Shares which the directors of the Corporation determine the Corporation is then permitted to redeem as selected pro rata from each Holder of Class A Preferred Shares on the basis of the number of Class A Preferred Shares eligible for redemption. The Corporation shall advise Holders of Class A Preferred Shares of this mandatory redemption requirement at least 30 days and no more than 45 days prior to the Dividend Payment Date and shall make payment to Holders of Class A Preferred Shares which tender in accordance with Section 2.6.4 and shall deposit in accordance with Section 2.6.7 the Redemption Price payable to Holders who did not tender their share certificates. The Corporation shall issue and deliver to a Holder whose Class A Preferred Shares have not been redeemed in full a new share certificate, at the expense of the Corporation, representing the Class A Preferred Shares not redeemed by the Corporation.
2.7	Redemption at the Option of the Holders of Class A Preferred Shares.
2.7.1
Subject to the provisions of the Act, the Holders of Class A Preferred Shares may, at their option and in the manner hereinafter provided, require the Corporation to redeem, upon payment for each share to be redeemed at the Redemption Price (i) on November 30, 2001 up to that number of Class A Preferred Shares equal to the number of shares eligible for but not tendered for redemption on November 30, 2000 plus another 800,000 Class A Preferred Shares, and (ii) on November 30, 2002, up to that number of Class A Preferred Shares equal to the number of shares eligible for but not tendered for redemption on November 30, 2001 plus another 800,000 Class A Preferred Shares, and (iii) on December 31, 2003, the remaining Class A Preferred Shares issued and outstanding.
2.7.2
The Corporation shall on or before October 31 of each year in which Class A Preferred Shares are redeemable at the option of the Holder mail or deliver to each Holder of Class A Preferred Shares, a notice in writing stating the total number of Class A Preferred Shares that may be redeemed pursuant to Section 2.7.1 in that year and the place or places within Canada at which Holders of Class A Preferred Shares may present and surrender their shares for redemption and the date provided for in Section 2.7.3 by which Holders of Class A Preferred Shares must present and surrender their shares for redemption if they wish such shares redeemed.
	2.7.3	A Holder of shares wishing to have such shares redeemed shall tender to the Corporation at its registered office or at the head office of the transfer agent for the Class A Preferred Shares at least ten days prior to the Retraction Date a request in writing specifying (i) that such Holder desires to have the whole or any part of the Class A Preferred Shares registered in such Holder's name redeemed by the Corporation and (ii) the Retraction Date, together with the share certificate, if any, representing the Class A Preferred Shares which the registered Holder desires to have the Corporation redeem.
2.7.4
In the event that more Class A Preferred Shares are tendered for redemption than are eligible for redemption pursuant to Section 2.7.1 hereof, the shares to be redeemed shall be redeemed pro rata, disregarding fractions and the directors of the Corporation may provide adjustments as may be necessary to avoid the redemption of fractional shares. If a part only of the Class A Preferred Shares represented by any certificate shall be redeemed, then a new certificate for the balance shall be issued at the expense of the Corporation.
2.7.5
If the Corporation is not permitted to redeem all of the Class A Preferred Shares duly tendered pursuant to the optional redemption right provided in this Section 2.7 by virtue of the provisions of the Act, the Corporation shall redeem only the maximum number of Class A Preferred Shares which the directors of the Corporation determine the Corporation is then permitted to redeem. Such redemption will be made pro rata (disregarding fractions of shares) from each Holder of tendered Class A Preferred Shares according to the number of Class A Preferred Shares tendered for redemption by each such Holder and the Corporation shall issue and deliver to each such Holder a new share certificate, at the expense of the Corporation, representing the Class A Preferred Shares not redeemed by the Corporation.
2.7.6
If the Corporation fails to redeem, because of the provisions of the Act, all of the Class A Preferred Shares duly tendered pursuant to the optional redemption right provided for in this Section 2.7 that were then eligible for redemption, then the Corporation shall redeem on each Dividend Payment Date thereafter from the Class A Preferred Shares tendered by the Holders thereof on or before the 10th day preceding such Dividend Payment Date for redemption in the same manner as set forth in Section 2.7.3, the lesser of (i) the number of Class A Preferred Shares so tendered and (ii) the number of Class A Preferred Shares which the directors of the Corporation determine the Corporation is then permitted to redeem as selected pro rata from each Holder of Class A Preferred Shares so tendered according to the number of Class A Preferred Shares so tendered by each such Holder. The Corporation shall be under no obligation to give any notice to the Holders of Class A Preferred Shares in respect of the redemptions provided for in this Section 2.7.6.

2.7.7
Upon receipt of a request for redemption and share certificates, the Corporation shall, on the Retraction Date or Dividend Payment Date, as the case may be, redeem the number of shares to be redeemed determined in accordance with this Section 2.7 by paying to such Holder an amount per share equal to the Redemption Price therefor. Such payment shall be made by cheque payable in lawful money of Canada at par at any branch in Canada of one of the Corporation's bankers for the time being.
2.7.8
All Class A Preferred Shares tendered for redemption and required to be redeemed in accordance with this Section 2.7 shall be redeemed on the Retraction Date or on the Dividend Payment Date, as the case may be, and after payment of the Redemption Price for such shares, such shares shall cease to be entitled to dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, unless payment of the Redemption Price is not made on the Retraction Date or Dividend Payment Date, as the case may be, in which case the rights of the Holders of such shares shall remain unaffected.
2.7.9
The number of Class A Preferred Shares shall not be subdivided or consolidated or otherwise changed into a greater or lesser number unless, contemporaneously therewith, the numbers of Class A Preferred Shares which the Corporation may be required to redeem in accordance with this Section 2.7 are subdivided, consolidated, or otherwise changed in the same proportion and in the same manner.
2.8
No Other Purchases. Except as permitted under Sections 2.6 and 2.7 of this Section 2 of the articles, the Corporation shall not purchase or otherwise acquire any Class A Preferred Shares without first obtaining the prior written consent of all Holders of the Class A Preferred Shares to such purchase or acquisition.
2.9
Restrictions on Creation of Shares. No shares of a class ranking prior to or on a parity with the Class A Preferred Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up of its affairs may be created without the approval of the Holders of the Class A Preferred Shares voting separately as a class given in accordance with Section 2.11 thereof.
2.10
Amendment. Subject to any provisions in these articles requiring a higher level of approval for any deletions, variations, modifications, amendments or amplifications to the provisions attaching to the Class A Preferred Shares, the provisions attaching to the Class A Preferred Shares may only be deleted, varied, modified, amended or amplified with the prior approval of the Holders of the Class A Preferred Shares voting separately as a class given in accordance with Section 2.11.

2.11
Approval of Holders of Preferred Shares. Subject to any provisions in these articles requiring a higher level of approval for the Holders of the Class A Preferred Shares, the approval of the Holders of the Class A Preferred Shares as to any and all matters referred to herein may be given as specified below:
2.11.1
Any approval required or permitted to be given by the Holders of the Class A Preferred Shares shall be deemed to have been sufficiently given if it shall have been given in writing by the Holders of at least 66 2/3% of We outstanding Class A Preferred Shares or by resolution passed at a meeting of Holders of Class A Preferred Shares duly called and held upon not less than 21 days' notice at which the Holders of at least a majority of the outstanding Class A Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than 66 2/3% of the votes cast at such meeting, in addition to any other consent or approval required by the Act. If at any such meeting the Holders of a majority of the outstanding Class A Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and at such time and place as may be designated by the chairman, and not less than 10 days' written notice shall be given of such adjourned meeting. At such adjourned meeting the Holders of Class A Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast at such meeting shall constitute the approval of the Holders of the Class A Preferred Shares.
2.11.2
On every poll taken at any such meeting every Holder of Class A Preferred Shares shall be entitled to one vote in respect of each Class A Preferred Shares it holds. Subject to the foregoing, the formalities to be observed in respect of the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders.
2.12	Notices and Interpretation.
2.12.1
Subject to Section 2.12.2, and except where otherwise expressly provided for herein, any notice, cheque or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by ordinary unregistered mail, postage pre-paid or, in the case of a notice of redemption, by pre-paid registered mail, to the Holders of the Class A Preferred Shares at their respective addresses appearing on the books of the Corporation, or, in the event of the address of any of such Holders not so appearing, then at the last address of such Holder known to the Corporation. Accidental failure to give any such notice or other communication to one or more Holders of the Class A Preferred Shares shall not affect the validity of the notices or other communications properly given or any action taken pursuant to such notice or other communication but, upon such failure being discovered, the notice or other communication, as the case may be, shall be sent forthwith to such Holder or Holders.
2.12.2
If there exists any actual or apprehended disruption of mail services in any jurisdiction in which there are Holders of Class A Preferred Shares whose addresses appear on the books of the Corporation to be in such jurisdiction, notice may (but need not) be given to the Holders in such jurisdiction by means of publication once in each of two successive weeks in a newspaper of general circulation published or distributed in the jurisdiction or if the Corporation maintains a register of transfers for the Class A Preferred Shares in such jurisdiction, then in the city in such jurisdiction where the register of transfers is maintained. Notice given by publication shall be deemed for all purposes to be proper notice.
2.12.3
Notice given by mail shall be deemed to be given on the day upon which it is mailed unless on the day of or the day following such mailing an actual disruption of mail services has occurred in the jurisdiction in or to which such notice is mailed. Notice given by publication shall be deemed to be given on the day on which the first publication is completed in any city in which notice is published.
3.	CLASS B PREFERRED SHARES
The Class B Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:
	3.1	Definitions. In this Section 3 setting out the rights, privileges and conditions attaching to the Class B Preferred Shares, the following words and phrases shall have the following meanings:
3.1.1
"Accrued Redemption Amount" of a Class B Preferred Share means the Redemption Amount of a Class B Preferred Share plus an amount equal to all dividends declared or accrued thereon up to and including the immediately preceding Dividend Payment Date which were not paid on or before such immediately preceding Dividend Payment Date (if any);
		3.1.2	"Act" means the Canada Business Corporations Act, as amended from time to time;
		3.1.3	"Business Day" means a day other than a Saturday, Sunday or any other day treated as a holiday in the municipality in Canada in which the Corporation's registered office is then situated;
		3.1.4	"Conversion Rate" at any time means the number of Common Shares into which one Class B Preferred Share may be converted at such time in accordance with the provisions of Section 3.7 hereof;

	3.1.5	"Dividend Payment Date" means the first day of March, June, September and December in each year;
	3.1.6	"Holder" in respect of any Class B Preferred Share means the registered bolder thereof;
	3.1.7	"Redemption Amount" of a Class B Preferred Share means $25.00 per Class B Preferred Share;
3.1.8
"Redemption Price" of a Class B Preferred Share means the Redemption Amount of a Class B Preferred Share plus an amount equal to all dividends which have at the relevant time been declared or accrued thereon but which have not then been paid (if any);

If any day on which any dividend on the Class B Preferred Shares is payable on or by which any other action is required to be taken hereunder is not a Business Day, then such dividends shall be payable or such other action shall be required to be taken on the next succeeding day that is a Business Day.
3.2
Rank. The Class B Preferred Shares shall be entitled to preference over the Common Shares and any other shares issued by the Corporation ranking junior to the Class B Preferred Shares with respect to the payment of dividends. The Class B Preferred Shares shall rank pari passu with the Common Shares with respect to the distribution of assets of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs. The Class B Preferred Shares shall rank junior to the Class A Preferred Shares with respect to the payment of dividends and the distribution of assets of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs.
3.3	Dividends.
3.3.1
On each Dividend Payment Date, the Holders of the Class B Preferred Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors out of moneys of the Corporation properly applicable to the payment of dividends, fixed cumulative preferential cash dividends in an amount per Class B Preferred Share equal to 0.25 per cent of the Accrued Redemption Amount for such Dividend Payment Date, the first of such dividends to become payable on March 1, 2001. Dividends on the Class B Preferred Shares shall accrue on a day-to-day basis from and including December 1, 2000 and shall be payable on each Dividend Payment Date to the Holders of record at the close of business on the tenth Business Day preceding such Dividend Payment Date.

3.3.2
For the purposes of calculating an amount measured by reference to accrued but unpaid dividends, the amount of any accrued but unpaid dividend in respect of any Class B Preferred Share from the immediately preceding Dividend Payment Date to any particular date shall be an amount equal to 0.25 per cent of the Accrued Redemption Amount on the date of calculation multiplied by a fraction the numerator of which is the number of days from and including such Dividend Payment Date to but excluding such particular date and the denominator of which is the number of days from and including such Dividend Payment Date to but excluding the next succeeding Dividend Payment Date.
3.3.3
The cash dividend payable on any Dividend Payment Date pursuant to Section 3.3.1 to any Holder of Class B Preferred Shares shall be calculated by multiplying the amount of the dividend payable on such date on each Class B Preferred Share by the total number of Class B Preferred Shares so held by such Holder and rounding to the nearest $0.01. The board of directors of the Corporation shall be entitled to declare part of the preferential cumulative cash dividend provided for in Section 3.3.1 for any fiscal year notwithstanding that such dividend for such fiscal year may not be declared in full, but for greater certainty no dividend shall be declared or set aside or paid on the Common Shares or any shares ranking junior to the Class B Preferred Shares, unless and until all preferential cumulative dividends on the Class B Preferred Shares have been duly declared and paid.
3.3.4
Cash dividends shall be paid by cheque drawn on the Corporation's bankers or one of them and payable at par at any branch in Canada of such bank or by electronic funds transfer to a bank account specified by the Holder of shares in respect of which the dividend has been declared. Any such cheque shall be mailed at least three Business Days before the applicable date on which the dividend is to be paid and any electronic funds transfer shall take place before 12:00 noon (Toronto time). The mailing of such cheques or the crediting of the bank account as aforesaid shall satisfy and discharge all liability for such dividends to the extent of the sums represented thereby, unless, in the case of cheques, such cheques are not paid on due presentation. A dividend which is represented by a cheque which has not been presented for payment within 6 years after such cheque was issued or that otherwise remains unclaimed for a period of 6 years from the date on which the dividend was declared to be payable and set apart for payment shall be forfeited to the Corporation.
3.3.5
If on any date on which dividends are to be paid dividends payable on such date are not paid in full on all the Class B Preferred Shares then issued and outstanding, such dividends or the unpaid part thereof shall be paid on a subsequent date or dates as determined by the directors. The Holders of the Class B Preferred Shares shall not be entitled to any dividends other than or in excess of the dividends herein provided for.

3.4
Dissolution. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Holders of the Class B Preferred Shares shall, subject to the prior rights of the holders of the Class A Preferred Shares and any other shares ranking senior to the Class B Preferred Shares on liquidation, dissolution or winding-up, and subject to the provisions of the Act regarding the Corporation's ability to pay dividends, be paid an amount equal to all accrued dividends and all dividends declared but unpaid on the Class B Preferred Shares before any amount shall be paid or any assets or property of the Corporation distributed to the holders of the Common Shares or any shares issued by the Corporation ranking junior to the Class B Preferred Shares. The Holders of the Class B Preferred Shares shall also, subject to the prior rights of the holders of the Class A Preferred Shares and any other shares ranking senior to the Class B Preferred Shares, be entitled together with the holders of the Common Shares to receive the remaining property and assets of the Corporation, and all such property and assets shall be paid or distributed pro rata to the holders of the Common Shares and the Class B Preferred Shares, without preference or distinction. The pro ration applicable to the Class B Preferred Shares shall be based on the number of Common Shares into which the Class B Preferred Shares are convertible at the time of such payment or distribution. For greater certainty the amounts payable or distributable to Holders of Class B Preferred Shares shall be equal to the amounts that would be payable to such Holders had they converted the Class B Preferred Shares owned by them into Common Shares immediately prior to any liquidation, dissolution or winding-up or distribution referred to in this Section 3.4 at the Conversion Rate then in effect.
3.5
Voting Rights. Except as otherwise provided therein or by the Act, the Holders of Class B Preferred Shares shall not be entitled as such to receive notice of or to attend or to vote at any meeting of shareholders of the Corporation. In the event that the Corporation fails to declare in full six quarterly dividends on the Class B Preferred Shares, whether or not consecutive, the Holders of the Class B Preferred Shares shall have the right to receive notice of and to attend each meeting of shareholders of the Corporation and such Holders shall also have the right, at any such meeting, voting together with the holders of the Common Shares and not as a single class, to exercise such voting rights as would have been exercisable by such holders had such holders converted all of their Class B Preferred Shares into Common Shares in accordance with these articles, and such rights shall continue until all arrears of dividends on the Class B Preferred Shares shall have been paid whereupon such rights shall cease unless and until the same shall arise again under the provisions of this Section 3.5 and so on from time to time.
3.6	Redemption by the Corporation.
3.6.1
Subject to the provisions of the Act, the Corporation may, from time to time at its option upon giving notice or upon the waiver of such notice, as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Class B Preferred Shares, on payment for each share to be redeemed of the Redemption Price therefor.
3.6.2
In the case of any redemption of Class B Preferred Shares, unless all the Holders of the Class B Preferred Shares to be redeemed shall have waived notice of such redemption by a written waiver specifying the date on which such redemption is to take place, the Corporation shall, at least 45 days before the date fixed for redemption, mail to each person who, at the date of mailing, is a Holder of Class B Preferred Shares to be redeemed, a notice in writing of the redemption by the Corporation of such Class B Preferred Shares. Such notice shall be mailed by registered letter, postage prepaid, addressed to each such Holder at his address as it appears on the books of the Corporation or, in the event of the address of any such Holder not so appearing, then to the last address of such Holder known to the Corporation; provided, however, that accidental failure or omission in giving such notice to one or more such Holders shall not affect the validity of such redemption. Such notice shall also set out the Redemption Price of the Class B Preferred Shares and the date on which redemption is to take place and, if part only of the Class B Preferred Shares held by the person to whom it is addressed is to be redeemed, the number thereof to be redeemed.
3.6.3
On the date so specified for redemption in any notice of redemption or waiver of notice, as the case may be, as referred to in Section 3.6.2 above, the Corporation shall pay or cause to be paid to or to the order of the Holders of the Class B Preferred Shares to be redeemed the Redemption Price therefor on presentation and surrender of the certificates representing the Class B Preferred Shares so called for redemption at the registered office of the Corporation, the head office of the transfer agent for the Class B Preferred Shares or any other place designated in such notice. Such payment shall be made by cheque payable in lawful money of Canada at par at any branch in Canada of one of the Corporation's bankers for the time being.
3.6.4
In case a part only of the Class B Preferred Shares is at any time to be redeemed, the shares to be redeemed shall, unless the Holders of the Class B Preferred Shares otherwise unanimously agree in writing in respect of a particular redemption, be redeemed pro rata, disregarding fractions, and the directors of the Corporation may provide for such adjustments as may be necessary to avoid the redemption of fractional shares. If a part only of the Class B Preferred Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation.
3.6.5
From and after the date specified for redemption in any notice of redemption or waiver of notice, as the case may be, as referred to in Section 3.6.4 above, Class B Preferred Shares called for redemption shall cease to be entitled to dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Price of the Class B Preferred Shares shall not be made upon presentation of the certificates in accordance with the foregoing provisions, in which case the rights of the Holders shall remain unaffected.
3.7	Conversion.
3.7.1
Upon or subject to the terms and conditions hereinafter set forth, a Holder of Class B Preferred Shares shall have the right, at any time and from time to time except in the case of Class B Preferred Shares called for redemption by the Corporation where such right shall be exercisable up to the close of business on the Business Day immediately preceding the date fixed for such redemption (provided, however, that if the Corporation shall fail to redeem such Class B Preferred Shares in accordance with the notice of redemption the right of conversion thereupon shall be restored as if such call for redemption had not been made), to convert all or part of their Class B Preferred Shares into fully paid and non-assessable Common Shares at the Conversion Rate then in effect on the date of conversion. Unless and until adjusted in accordance with the provisions of this Section 3.7, the Conversion Rate shall be one Common Share for each 1.1825 Class B Preferred Shares to be converted. All accrued dividends and all dividends declared but unpaid on the Class B Preferred Shares shall be paid on the date of conversion, subject to the provisions of the Act. If the Corporation is not permitted by the Act to pay any dividends declared but unpaid, then such dividends shall be paid as soon as legally permissible. If the Corporation is not permitted by the provisions of the Act to pay accrued but undeclared dividends, then the Corporation shall in satisfaction of such accrued dividends issue Common Shares to Holders of Class B Preferred Shares on the date of conversion who choose to convert. The number of Common Shares issued to such Holder in satisfaction of accrued dividends shall be equal to the product of that number equal to the accrued dividends on the Class B Preferred Shares owned by a Holder who chooses to convert divided by the Redemption Amount multiplied by the Conversion Rate.
3.7.2
The conversion right provided for in Section 3.7.1 may be exercised by completing and executing the notice of conversion on the certificate or certificates representing the Class B Preferred Shares in respect of which the Holder thereof is entitled to exercise such right of conversion, and by delivering the said certificate or certificates to the transfer agent of the Class B Preferred Shares at any office of the transfer agent for the transfer of the Class B Preferred Shares. The said notice of conversion shall be signed by such Holder or by its duly authorized attorney or agent, with signature guaranteed in the manner satisfactory to the transfer agent and shall specify the number of Class B Preferred Shares which the Holder of the Class B Preferred Shares desires to have converted. The transfer form and the certificate or certificates in question need not be endorsed, except where the Common Shares issuable on conversion are to be issued in the name of a person other than the registered Holder of the Class B Preferred Shares. A Holder of Class B Preferred Shares which converts its shares shall be entitled to receive share certificates representing the Common Shares to which it is entitled upon such conversion by surrendering the share certificate or certificates to the transfer agent of the Class B Preferred Shares at the registered office of the transfer agent for the transfer of the Class B Preferred Shares. If less than all of the Class B Preferred Shares represented by a certificate or certificates are to be converted, the Holder of the Class B Preferred Shares shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Class B Preferred Shares represented by the certificate or certificates tendered as aforesaid which are not to be converted.
3.7.3
On any conversion of Class B Preferred Shares by the Holder pursuant to Section 3.7.1 the share certificates for Common Shares resulting therefrom shall be issued at the expense of the Corporation in the name of the Holder of the Class B Preferred Shares converted or in such name or names as such Holder may direct in writing, provided that such Holder shall pay any applicable security transfer taxes. In any case where the Common Shares are to be issued in the name of a person other than the Holder of the converted Class B Preferred Shares, the transfer form on the back of the certificates in question shall be endorsed by the registered Holder of the Class B Preferred Shares or its duly authorized attorney or agent, with signature guaranteed in a manner satisfactory to the transfer agent.
3.7.4
On and after the date of conversion of Class B Preferred Shares into Common Shares, the Class B Preferred Shares which are converted into Common Shares shall cease to be outstanding and Cease to be entitled to dividends declared on the Class B Preferred Shares after the date of conversion. The right of a Holder of Class B Preferred Shares and the right of the Corporation to cause the conversion of Class B Preferred Shares into Common Shares shall be deemed to have been exercised and the Holder of Class B Preferred Shares to be converted shall be deemed to have become the Holder of Common Shares of record of the Corporation for all purposes on the date of conversion notwithstanding any delay in the delivery of the certificate or certificates representing the Common Shares into which such Class B Preferred Shares have been converted.
3.7.5
If and whenever at any time and from time to time the Corporation shall (i) subdivide, redivide or otherwise change its then outstanding Common Shares into a greater number of Common Shares or (ii) reduce, combine, consolidate or otherwise change its then outstanding Common Shares into a lesser number of Common Shares (any of such events being herein called a "Common Share Reorganization"), the Conversion Rate shall be adjusted effective immediately after the record date at which the Holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the Conversion Rate in effect on such record date by the quotient obtained when:
(a)
the number of Common Shares outstanding after the completion of such Common Share Reorganization (but before giving effect to the issue of any Common Shares issued after such record date otherwise than as part of such Common Share Reorganization) including, in the case where securities exchangeable or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date, is divided by
(b) the number of Common Shares outstanding on such record date before giving effect to the Common Share Reorganization.
3.7.6
If and whenever at any time, the Corporation shall distribute rights, options, warrants, securities or make any distribution (including a distribution by way of stock dividend) of any other property to the Holders of all or substantially all of its outstanding Common Shares, then identical rights, options, warrants, shares or other property distributed to such Holders of Common Shares shall be distributed to the Holders of the Class B Preferred Shares as though and to the same effect as if they had converted their Class B Preferred Shares into Common Shares immediately before the record date for the distribution of such rights, options, warrants, securities or the distribution of any such property.
3.7.7
If and whenever there is a capital reorganization of the Corporation not otherwise provided for in this Section 3.7 or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of the Corporation with or into another body corporate (any such event being called a "Capital Reorganization"), any Holder of Class B Preferred Shares which has not exercised its right of conversion prior to the record date for such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right at any time after the record date for such Capital Reorganization, in lieu of the number of Common Shares to which it was theretofore entitled upon conversion, the aggregate number of shares or other securities of the Corporation or of the corporation or body corporate resulting, surviving or continuing from the Capital Reorganization that such Holder would have been entitled to receive as a result of such Capital Reorganization if, on the record date, it had been the registered Holder of the number of Common Shares to which it was theretofore entitled upon conversion of the Class B Preferred Shares into Common Shares, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 3.7; provided that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken so that the holder of the Class B Preferred Shares shall thereafter be entitled to receive such number of shares or other securities of the Corporation or of the corporation or body corporate resulting, surviving or continuing from the Capital Reorganization.
3.7.8
In the case of any reclassification of, or other change in, the outstanding Common Shares other than a Common Share Reorganization or a Capital Reorganization, the right of conversion shall be adjusted immediately after the record date for such reclassification or other change so that Holders of Class B Preferred Shares shall be entitled to receive, upon the exercise of such right at any time after the record date of such reclassification or other change, such shares, securities or rights as they would have received had such Class B Preferred Shares been converted into Common Shares immediately prior to such record date subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 3.7.
3.7.9	The following rules and procedures shall be applicable to the adjustments of the Conversion Rate made pursuant to this Section 3.7:
(a)
No adjustment in the Conversion Rate shall be required unless an increase or decrease of at least 1% of the prevailing Conversion Rate would result; provided, however, that any adjustment which, except for the provisions of this Section 3.7.9 would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;
(b)
Forthwith after any adjustment in the Conversion Rate, the Corporation shall file with the transfer agent of the Corporation for the Class B Preferred Shares, a certificate of an officer of the Corporation certifying as to the amount of such adjustment and, in reasonable detail, the event requiring and the manner of computing such adjustment; the Corporation shall also at such time mail, by prepaid first class mail, a copy of such certificate to the Holders of the Class B Preferred Shares; and
(c)
Any question that at any time or from time to time arises with respect to the Conversion Rate or any adjustment in the amount of the Conversion Rate or the amount of any cash payment made in lieu of issuing a fractional share shall be conclusively determined by a firm of independent auditors agreed upon in writing by a majority of the Holders of Class B Preferred Shares and the Corporation and shall be binding upon the Corporation and all shareholders, transfer agent and registrars of Class B Preferred Shares and Common Shares.
3.7.10
If the Corporation intends to fix a record date for any Common Share Reorganization, or Capital Reorganization, the Corporation shall, not less than 21 days prior to such record date, notify each Holder of Class B Preferred Shares of such intention by written notice setting forth the particulars of such Common Share Reorganization or Capital Reorganization in reasonable detail, to the extent that such particulars have been determined at the time of giving the notice.
3.7.11
In any case where a fraction of a Common Share would otherwise be issuable on conversion of one or more Class B Preferred Shares, the Corporation shall, at its option, either (i) adjust such fractional interest by payment by cheque in an amount equal to the then current market value of such fractional interest calculated in accordance with this Section 3.7.11 or (ii) issue in respect of such fraction a scrip certificate transferable by delivery entitling the Holder thereof and of other similar certificates aggregating one full Common Share, upon surrender of such certificates at such place as may be designated therein, to obtain from the Corporation a full Common Share and to receive a share certificate therefor; such cheque shall be payable to the Holder of the Class B Preferred Shares converted in lawful money of Canada at par at any branch in Canada of any one of the Corporation's bankers for the time being and such scrip certificates shall be in such form and shall be subject to such terms and conditions as the directors may determine and shall provide that the Holder thereof shall not thereby be a shareholder and shall not be entitled to receive dividends or to any other rights of a shareholder. The amount of any cash adjustment shall equal the current market value of the equivalent Common Shares into which such fractional interest would be convertible computed on the basis of the last board lot sale price per share for the Common Shares on the principal stock exchange on which such shares are listed and posted for trading on the last trading day preceding the date of conversion. If the Common Shares are not listed on any stock exchange but are quoted on an over-the-counter market, then the value of any fractional interests shall be determined by the board of directors of the Corporation on the basis of the simple average of the bid and ask prices on the principal over-the counter market on which such shares are quoted on the last trading day preceding the date of conversion. The principal stock exchange or over-the-counter market on which the Common Shares are traded or quoted, as the case may be, shall be that exchange or over-the-counter market, as the case may be, on which the greatest volume of trading in the Common Shares occurred during the 20 Business Days preceding the date of conversion. In the event that the Common Shares of the Corporation are not listed on any stock exchange or quoted on any over-the-counter market, the current market value shall be determined on such other basis as the board of directors shall from time to time, acting reasonably and fairly, determine.

When scrip certificates are issued, such scrip certificates may contain, without limitation, provisions to the effect that, after the expiration of one year from their date of issuance, the Corporation may sell or cause to be sold all the shares then represented by unsurrendered scrip certificates and the sole rights of the Holders of the scrip certificate after the expiration of said period shall be, against surrender of their scrip certificates, to receive payment of their proportionate amount of the net proceeds of such sale, less taxes and costs of sale, payable by cheque in lawful money of Canada at par at any branch in Canada of the Corporation's bankers for the time being. If a cash adjustment or a proportionate amount of the net proceeds of a sale is to be paid pursuant to the provisions of this Section 3.7.11, the mailing by prepaid first class mail from the Corporation's registered office or any office of the registrar for the Class B Preferred Shares to a Holder of Class B Preferred Shares who has exercised its right to convert, at its last address as shown on the books of the Corporation, shall be deemed to be payment of the cash adjustment or the proportionate amount of the net proceeds of a sale, as the case may be, resulting from such fractional interest unless the cheque is not paid upon due presentation. Cash adjustments or proportionate amounts that are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of 6 years from the date on which the same became payable shall be forfeited to the Corporation.
3.7.12
In any case where the application of the foregoing provisions results in an increase of the Conversion Rate taking effect immediately after the record date for a specific event, if any Class B Preferred Shares are converted after that record date and prior to completion of the event, the Corporation may postpone the issuance to the Holder the Class B Preferred Shares of the additional Common Shares to which it is entitled by reason of the increase of the Conversion Rate but such additional Common Shares shall be issued and delivered to that Holder upon completion of the event and the Corporation shall deliver to the Holder an appropriate instrument evidencing its right to receive such additional Common Shares.
3.7.13
So long as any of the Class B Preferred Shares are outstanding and entitled to the right of conversion herein provided, the Corporation will use its best efforts to qualify, if necessary, the Common Shares issued upon the conversion of Class B Preferred Shares for distribution, in all provinces of Canada in which there are at the time of issue addresses of Holders of Class B Preferred Shares appearing in the books of the Corporation.
3.8
Election Under the Income Tax Act. The Corporation shall elect, in the manner and within the time provided for under section 191.2 of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, and take all other necessary action under such Act, to pay tax under section 191.1 of such statute, or any successor or replacement provision of similar effect, at a rate such that no Holder of the Class B Preferred Shares will be required to pay tax on dividends received on the Class B Preferred Shares under Section 187.2 or Part IV.1 of such statute or any successor or replacement provision of similar effect.
3.9
No Other Purchases. Except as permitted under Sections 3.6 and 3.7 of this Section 3 of the articles, the Corporation shall not purchase or otherwise acquire any Class B Preferred Shares without first obtaining the prior written consent of all Holders of the Class B Preferred Shares to such purchase or acquisition.
3.10
Restrictions on Creation of Shares. No shares of a class ranking prior to or on a parity with the Class B Preferred Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up of its affairs may be created without the approval of the Holders of the Class B Preferred Shares voting separately as a class given in accordance with Section 3.12.
3.11
Amendment. Subject to any provisions in these articles requiring a higher level of approval for any deletions, variations, modifications, amendments or amplifications to the provisions attaching to the Class B Preferred Shares, the provisions attaching to the Class B Preferred Shares may only be deleted, varied, modified, amended or amplified with the prior approval of the Holders of the Class B Preferred Shares voting separately as a class given in accordance with Section 3.12.
3.12
Approval of Holders of Preferred Shares. Subject to any provisions in these articles requiring a higher level of approval for the Holders of the Class B Preferred Shares, the approval of the Holders of the Class B Preferred Shares as to any and all matters referred to herein may be given as specified below:
3.12.1
Any approval required or permitted to be given by the Holders of the Class B Preferred Shares shall be deemed to have been sufficiently given if it shall have been given in writing by the Holders of at least 66 2/3% of the outstanding Class B Preferred Shares or by resolution passed at a meeting of Holders of Class B Preferred Shares duly called and held upon not less than 21 days' notice at which the Holders of at least a majority of the outstanding Class B Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than 66 2/3% of the votes cast at such meeting, in addition to any other consent or approval required by the Act. If at any such meeting the Holders of a majority of the outstanding Class B Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and at such time and place as may be designated by the chairman, and not less than 10 days' written notice shall be given of such adjourned meeting. At such adjourned meeting the Holders of Class B Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast at such meeting shall constitute the approval of the Holders of the Class B Preferred Shares.
3.12.2
On every poll taken at any such meeting every Holder of Class B Preferred Shares shall be entitled to one vote in respect of each Class B Preferred Share it holds. Subject to the foregoing, the formalities to be observed in respect of the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders.
3.13	Notices and Interpretation
3.13.1
Subject to Section 3.13.2, and except where otherwise expressly provided for herein, any notice, cheque or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by ordinary unregistered mail, postage pro-paid or, in the case of a notice of redemption, by pre-paid registered mail, to the Holders of the Class B Preferred Shares at their respective addresses appearing on the books of the Corporation, or, in the event of the address of any of such Holders not so appearing, then at the last address of such Holder known to the Corporation. Accidental failure to give any such notice or other communication to one or more Holders of the Class B Preferred Shares shall not affect the validity of the notices or other communications properly given or any action taken pursuant to such notice or other communication but, upon such failure being discovered, the notice or other communication, as the case may be, shall be sent forthwith to such Holder or Holders.
3.13.2
If there exists any actual or apprehended disruption of mail services in any jurisdiction in which there are Holders of Class B Preferred Shares whose addresses appear on the books of the Corporation to be in such jurisdiction, notice may (but need not) be given to the Holders in such jurisdiction by means of publication once in each of two successive weeks in a newspaper of general circulation published or distributed in the jurisdiction or if the Corporation maintains a register of transfers for the Class B Preferred Shares in such jurisdiction, then in the city in such jurisdiction where the register of transfers is maintained. Notice given by publication shall be deemed for all purposes to be proper notice.
3.13.3
Notice given by mail shall be deemed to be given on the day upon which it is mailed unless on the day of or the day following such mailing an actual disruption of mail services has occurred in the province in or to which such notice is mailed. Notice given by publication shall be deemed to be given on the day on which the first publication is completed in any city in which notice is published.

SCHEDULE 2

RESTRICTIONS ON TRANSFER OF SHARES

        No shares, of the share capital of the Corporation shall be transferred without the approval of the directors evidenced by resolution of the board, provided that approval of any transfer of shares may be given as aforesaid after the transfer has been effected upon the books of the Corporation in which event, unless the said resolution stipulates otherwise, the said transfer shall be valid and shall take effect as from the date of its entry upon the books of the Corporation.

SCHEDULE 3

OTHER PROVISIONS

1.
The number of shareholders of the Corporation shall be limited to 50, not including shareholders who are or were employees of the Corporation, two or more persons holding one or more shares jointly being counted as a single shareholder.

2.
Any distribution of securities to the public or any invitation to the public to subscribe for or to purchase securities of the Corporation is prohibited.

3.
The directors of the Corporation may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, to the extent that the total number of directors so appointed shall not exceed one third of the number of directors elected at the previous annual meeting of the shareholders.

IN THE MATTER OF THE AMALGAMATION OF:
PAPERBOARD INDUSTRIES INTERNATIONAL INC. / LES INDUSTRIES PAPERBOARD INTERNATIONAL INC.
-and -
3715965 CANADA INC.

STATUTORY DECLARATION
(Pursuant to subsection 185(2) of the Canada Business Corporations Act)

        I, Laurent Lemaire, residing at 19 Rang des Buttes, Warwick, Quebec, J0A 1M0, do solemnly declare that:

  1.
  I am the Chairman of the Board of PAPERBOARD INDUSTRIES INTERNATIONAL INC. (the "Corporation"), one of the amalgamating corporations, and as such, have personal knowledge of the matters herein declared.

  2.
  I have conducted such examinations of the books and records of the Corporation and have made such inquiries and investigations as are necessary to enable me to make this declaration.

  3.
  I have satisfied myself that:

  (a)
  there are reasonable grounds for believing that:

  (i)
  the Corporation is and the amalgamated corporation will be able to pay its liabilities as they become due, and

  (ii)
  the realizable value of the amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes; and

  (b)
  there are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation.

  4.
  I make this solemn declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath and by virtue of the Canada Evidence Act.

Laurent Lemaire
DECLARED BEFORE me at Kingsey Falls, Quebec on December 18, 2000

Commissioner for Oaths District of Drummond

IN THE MATTER OF THE AMALGAMATION OF:
PAPERBOARD INDUSTRIES INTERNATIONAL INC. / LES INDUSTRIES PAPERBOARD INTERNATIONAL INC.
-and -
3715965 CANADA INC.

STATUTORY DECLARATION
(Pursuant to subsection 185(2) of the Canada Business Corporations Act)

        I, Robert F. Hall, residing at 1651 Simard Street, Sherbrooke, Quebec, J1J 3W9, do solemnly declare that:

  1.
  I am the Secretary of the 3715965 CANADA INC. (the "Corporation"), one of the amalgamating corporations, and as such, have personal knowledge of the matters herein declared.

  2.
  I have conducted such examinations of the books and records of the Corporation and have made such inquiries and investigations as are necessary to enable me to make this declaration.

  3.
  I have satisfied myself that:

  (a)
  there are reasonable grounds for believing that:

  (i)
  the Corporation is and the amalgamated corporation will be able to pay its liabilities as they become due, and

  (ii)
  the realizable value of the amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes; and

  (b)
  there are reasonable grounds for believing that no creditor will be prejudiced by the amalgamation.

  4.
  I make this solemn declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath and by virtue of the Canada Evidence Act.

Robert F. Hall
DECLARED BEFORE me at Kingsey Falls, Quebec on December 18, 2000

Commissioner for Oaths District of Drummond

QuickLinks

  Exhibit 3.81
SCHEDULE 1 DESCRIPTION OF SHARE CAPITAL
SCHEDULE 1 DESCRIPTION OF SHARE CAPITAL
SCHEDULE 2 RESTRICTIONS ON TRANSFER OF SHARES
SCHEDULE 3 OTHER PROVISIONS
STATUTORY DECLARATION (Pursuant to subsection 185(2) of the Canada Business Corporations Act )
STATUTORY DECLARATION (Pursuant to subsection 185(2) of the Canada Business Corporations Act )